PROSPECTUS SUPPLEMENT NO. 3	Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated April 9, 2007)	Registration No. 333-141968

$100,000,000

3.375% Convertible Senior Subordinated Notes due 2027 and

shares of Common Stock issuable upon conversion thereof

The Notes and Common Stock

•	On March 12, 2007, we issued and sold $100,000,000 aggregate principal amount of our 3.375% Convertible Senior Subordinated Notes due 2027 in a private offering.

•	Interest on the notes is payable on March 15 and September 15 of each year, beginning September 15, 2007.

•	The notes mature on March 15, 2027 unless earlier converted, redeemed or repurchased.

•

The selling security holders identified in this prospectus will use this prospectus to resell the notes and the underlying shares of our common stock issuable upon conversion of the notes. If required, we will set forth the names of any other selling security holders in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part.

•

We will not receive any proceeds from the sale of the notes or shares of common stock issuable upon conversion of the notes by any of the selling security holders. The notes and the shares of common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. See “Plan of Distribution.”

Conversion Notes

•

Holders may convert the notes into shares of our common stock at a conversion rate of 34.8646 shares per $1,000 principal amount of notes, subject to adjustment, before the close of business on March 12, 2027 under the following circumstances:

1.	during any fiscal quarter commencing after March 31, 2007, if the closing sale price of our common stock exceeds 130% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

2.	prior to September 15, 2026, during the five business day period after any five consecutive trading day period, or measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the notes;

3.	if the notes have been called for redemption and the redemption has not yet occurred; or

4.	upon the occurrence of certain corporate transactions.

Redemption and Repurchase of the Notes

•

Prior to March 20, 2014, the notes are not redeemable. On or after March 20, 2014, we may, at our option, redeem some or all of the notes for cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.

•

Holders may require us to repurchase for cash all or a portion of the notes on March 15, 2014, March 15, 2017 and March 15, 2022 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

Ranking of the Notes

•

The notes are our direct, unsecured senior subordinated debt obligations and rank junior in right of payment with all of our existing and future senior indebtedness and equal in right of payment with any other present or future senior subordinated indebtedness, including our 3.75% Convertible Senior Subordinated Notes due 2025. The notes effectively rank junior in right of payment to the existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

Listing

•

The notes issued in the initial private offering are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the PORTAL Market, of The National Association of Securities Dealers, Inc. However, the notes sold using this prospectus will no longer be eligible for trading in the PORTAL system. We do not intend to list the notes for trading on any automated interdealer quotation system or national securities exchange.

•	Our common stock is traded on the New York Stock Exchange under the symbol “B”. On June 18, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $33.89 per share.

This prospectus supplement, which supplements Barnes Group Inc.’s prospectus dated April 9, 2007, relates to resales by selling security holders of $100,000,000 in aggregate principal amount of Barnes Group Inc.’s 3.375% Convertible Senior Subordinated Notes Due 2027 and the shares of Barnes Group Inc. common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the accompanying prospectus and the information incorporated by reference which is filed from time to time by Barnes Group Inc. with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “ Risk Factors” beginning on page 13 of the accompanying prospectus and information incorporated by reference to filings made by Barnes Group Inc. with the Securities and Exchange Commission.

The date of this prospectus supplement is June 19, 2007.

IMPORTANT NOTICE TO READERS

This prospectus supplement, dated June 19, 2007, amends and supplements the accompanying prospectus dated April 9, 2007, which is a part of a registration statement (No. 333-141968) we filed with the Securities and Exchange Commission, or SEC, using an automatic “shelf” registration process. Under this automatic shelf registration process, the selling security holders may, from time to time, offer notes or shares of our common stock issued upon conversion of the notes owned by them. Each time the selling security holders offer notes or common stock under this prospectus, they are required to provide to potential investors a copy of the prospectus and a copy of any prospectus supplements. You should read both the prospectus and all prospectus supplements, together with the information incorporated by reference in the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus for more information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus supplement and the accompanying prospectus is delivered or when any sale of our securities occurs.

This prospectus supplement identifies one or more additional selling securities holders in accordance with the rules of the Securities and Exchange Commission. Except as amended by this prospectus supplement or by information incorporated by reference, you should refer to the accompanying prospectus for a description of the notes and our common stock and other information about us and our securities. We use certain terms in this prospectus supplement with the meaning given to them in the accompanying prospectus.

Our principal executive offices are located at 123 Main Street, Bristol, Connecticut 06010. Our telephone number is (860) 583-7070. Our common stock is listed on the New York Stock Exchange under the symbol “B.” We maintain a website at www.barnesgroupinc.com, however, the information on our website is not part of this prospectus, and you should only rely on the information contained in this prospectus and in the documents incorporated by reference into this prospectus when making a decision as to whether to invest or not to invest in our securities.

SELLING SECURITY HOLDERS

The information set forth in the following table hereby supercedes the table appearing under the heading “Selling Security Holders” in the accompanying prospectus and the information in the paragraph following the footnotes to the table supplements the “Selling Security Holder” section of the accompanying prospectus. The information regarding the selling security holders listed below was furnished to us by such selling security holders on or before June 18, 2007.

Name of Beneficial Owner (1)	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Conversion Shares of Common Stock Offered(3)	Common Stock Beneficially Owned Upon Completion of the Offering
					Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding(4)
Royal Bank of Canada	8,176,000	8.18%	—	285,052	—	—
MacKay Shields LLC (5)	8,000,000	8.00%	—	278,916	—	—
Vanguard Convertible Securities Fund, Inc. (6)	6,080,000	6.08%	—	211,976	—	—
Vicis Capital Master Fund (7)	6,000,000	6.00%	—	209,187	—	—
Citadel Equity Fund, Ltd. (8)	5,000,000	5.00%	—	174,323	—	—
Calamos Market Neutral Income Fund – Calamos Investment Trust (9)	4,000,000	4.00%	—	139,458	—	—
Argent Classic Convertible Arbitrage Fund Ltd. (10)	3,580,000	3.58%	—	124,815	—	—
KBC Financial Products USA Inc. (11)	3,500,000	3.50%	—	122,026	—	—
Zazove Convertible Arbitrage Fund, L.P. (12)	3,500,000	3.50%	—	122,026	—	—
Nuveen Preferred & Convertible Fund JQC (13)	3,340,000	3.34%	—	116,447	—	—
D.E. Shaw Valence Portfolios, L.L.C. (14)	3,000,000	3.00%	—	104,593	—	—

Name of Beneficial Owner (1)	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Conversion Shares of Common Stock Offered(3)	Common Stock Beneficially Owned Upon Completion of the Offering
					Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding(4)
Virginia Retirement System (6)	2,815,000	2.82%	—	98,143	—	—
Chrysler Corporation Master Retirement Trust (6)	2,745,000	2.75%	—	95,703	—	—
Highbridge International LLC (15)	2,600,000	2.60%	—	90,647	—	—
Nuveen Preferred & Convertible Income Fund JPC (13)	2,355,000	2.36%	—	82,106	—	—
Zazove Hedged Convertible Fund, L.P. (12)	2,050,000	2.05%	—	71,472	—	—
Polygon Global Opportunities Master Fund (16)	2,000,000	2.00%	—	69,729	—	—
Mohican VCA Master Fund, Ltd. (17)	1,750,000	1.75%	—	61,013	—	—
Peoples Benefit Life Insurance Company Teamsters (18)	1,500,000	1.50%	—	52,296	—	—
San Diego County Employees Retirement Association (19)	1,500,000	1.50%	—	52,296	—	—
BP Amoco PLC Master Trust (20)	1,213,000	1.21%	—	42,290	—	—
Allstate Insurance Company (21)	1,000,000	1.00%	20,500	34,864	20,500	*
Institutional Benchmarks Series (Master Feeder) Ltd. (19)	900,000	*	—	31,378	—	—
Boilermakers Blacksmith Pension Trust (13)	880,000	*	—	30,680	—	—
Arkansas PERS (13)	805,000	*	—	28,066	—	—
DBAG London (22)	730,000	*	—	25,451	—	—
HFR CA Select Master Trust Fund (19)	700,000	*	—	24,405	—	—
Argent Classic Convertible Arbitrage Fund L.P. (10)	640,000	*	—	22,313	—	—
Delaware Public Employees Retirement System (6)	560,000	*	—	19,524	—	—
TQA Master Fund Ltd. (23)	475,000	*	—	16,560	—	—
FPL Group Employees Pension Plan (13)	430,000	*	—	14,991	—	—
United Technologies Corporation Master Retirement Trust (20)	412,000	*	—	14,364	—	—
Highbridge Convertible Arbitrage Master Fund LP (15)	400,000	*	—	13,945	—	—
OCM Convertible Trust (6)	345,000	*	—	12,028	—	—

Name of Beneficial Owner (1)	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Conversion Shares of Common Stock Offered(3)	Common Stock Beneficially Owned Upon Completion of the Offering
					Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding(4)
Xavex Convertible Arbitrage 10 Fund (10)	340,000	*	—	11,853	—	—
Louisiana CCRF (13)	300,000	*	—	10,459	—	—
TQA Master Plus Fund Ltd. (23)	271,000	*	—	9,448	—	—
Absolute Strategies Fund, Forum Funds Trust (24)	250,000	*	—	8,716	—	—
US Bank FBO Essentia Health Systems (13)	200,000	*	—	6,972	—	—
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC (23)	180,000	*	—	6,275	—	—
Hotel Union & Hotel Industry of Hawaii Pension Plan Master Trust (20)	167,000	*	—	5,822	—	—
CASAM Argent Classic Convertible Arbitrage Fund (10)	160,000	*	—	5,578	—	—
Delta Air Lines Master Trust – CV (6)	159,000	*	—	5,543	—	—
Elite Classic Convertible Arbitrage Ltd. (10)	150,000	*	—	5,229	—	—
F.M. Kirby Foundation, Inc. (6)	150,000	*	—	5,229	—	—
UnumProvident Corporation (6)	135,000	*	—	4,706	—	—
Qwest Occupational Health Trust (6)	110,000	*	—	3,835	—	—
Alabama Children’s Hospital Foundation (13)	100,000	*	—	3,486	—	—
Absolute Strategies Fund (20)	98,000	*	—	3,416	—	—
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust (6)	95,000	*	—	3,312	—	—
OCM Global Convertible Securities Fund (6)	95,000	*	—	3,312	—	—
Argent Classic Convertible Arbitrage Fund II, L.P. (10)	90,000	*	—	3,137	—	—
Microsoft Capital Group, L.P. (6)	90,000	*	—	3,137	—	—
LDG Limited (25)	74,000	*	—	2,579	—	—
International Truck & Engine Corporation Retiree Health Benefit Trust (6)	60,000	*	—	2,091	—	—
Viacom Inc. Pension Plan Master Trust (20)	60,000	*	—	2,091	—	—

Name of Beneficial Owner (1)	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)		Conversion Shares of Common Stock Offered(3)	Common Stock Beneficially Owned Upon Completion of the Offering
						Number of Shares of Common Stock		Percentage of Shares of Common Stock Outstanding(4)
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust (6)	45,000	*	—		1,568	—		—
Argentum Multi-Strategy Fund Ltd. – Classic (10)	40,000	*	—		1,394	—		—
All other holders of notes or future transferees from such holders	13,600,000	13.60%	—	(26)	471,729	—	(26)	—	(26)
Total	$100,000,000	100.00%	—	(26)	3,486,460	20,500		—	(26)

*	Less than 1%.

(1)	Prior to any use of this prospectus in connection with an offering of notes or underlying common stock by any selling security holder not identified above, the registration statement of which this prospectus is a part will be supplemented by a prospectus supplement or report filed pursuant to the Exchange Act setting forth the identity and aggregate amount of notes and underlying common stock beneficially owned by the selling security holder intending to sell such notes or underlying common stock. Information about successors to named selling security holders who wish to sell securities under this prospectus will be set forth in prospectus supplements identifying such successors.

(2)	Shares in this column do not include shares of common stock issuable upon conversion of the notes listed in the column to the right, or shares of common stock issuable upon conversion of the Company’s 3.75% Convertible Senior Subordinated Notes due 2025 (the “3.75% notes”). The 3.75% notes may become convertible into the Company’s common stock under certain circumstances, as described under “Description of Certain Indebtedness—3.75% Convertible Senior Subordinated Notes.” The current conversion rate for the 3.75% notes is 47.5322 shares per $1,000 principal amount of the 3.75% notes, not including fractional shares. However, this conversion rate is subject to adjustments, and as a result, the number of shares of common stock issuable upon conversion of the 3.75% notes may increase or decrease in the future.

(3)	Assumes conversion of all of the holder’s notes at a conversion rate of 34.8646 shares of common stock per $1,000 principal amount of the notes, not including fractional shares for which we will pay cash as described under “Description of Notes—Conversion Procedures—Payment upon Conversion.” However, this conversion rate is subject to adjustments as described under “Description of Notes—Conversion Procedures.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(4)	Calculated based on 52,843,245 shares of our common stock outstanding as of May 7, 2007.

(5)	MacKay Shields LLC owns $5,235,000 aggregate principal amount of the Company’s 3.75% notes. Edward Silverstein, a Managing Director of MacKay Shields LLC, has voting and investment control over the securities owned by MacKay Shields LLC.

(6)	Oaktree Capital Management, L.P. (“Oaktree”), as investment manager, has voting and investment control over the securities held by OCM Convertible Trust, Delta Air Lines Master Trust – CV, Delaware Public Employees Retirement System, Chrysler Corporation Master Retirement Trust, Vanguard Convertible Securities Fund, Inc., Microsoft Capital Group, L.P., Qwest Occupational Health Trust, International Truck & Engine Corporation Non-Contributory Retirement Plan Trust, International Truck & Engine Corporation Retiree Health Benefit Trust, International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust, UnumProvident Corporation, F.M. Kirby Foundation, Inc., OCM Global Convertible Securities Fund and Virginia Retirement System (the “Oaktree Clients”). Lawrence Keele controls Oaktree and has voting and investment control over the securities held by the Oaktree Clients. Each of Oaktree, Lawrence Keele and all employees and members of Oaktree disclaim beneficial ownership of the securities held by the Oaktree Clients, except for their pecuniary interest therein.

(7)	Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC, which has voting and investment control over the securities beneficially owned by Vicis Capital Master Fund. Shad Stastney, John Succo and Sky Lucas disclaim individual ownership of the securities listed in the above table.

(8)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund, Ltd. and consequently has voting and investment control over the securities owned by Citadel Equity Fund, Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and thus has ultimate voting and investment control over the securities held by Citadel Equity Fund, Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the securities held by Citadel Equity Fund, Ltd.

(9)	Nick Calamos, CIO of Calamos Advisors LLC, has voting and investment control over the securities owned by Calamos Investment Trust.

(10)	Nathanial Brown and Robert Richardson have shared voting and investment control over the securities beneficially owned by Argent Classic Convertible Arbitrage Fund Ltd., Argent Classic Convertible Arbitrage Fund L.P., Xavex Convertible Arbitrage 10 Fund, CASAM Argent Classic Convertible Arbitrage Fund, Argent Classic Convertible Arbitrage Fund II, L.P., Argentum Multi-Strategy Fund Ftd. – Classic and Elite Classic Convertible Arbitrage Ltd.

(11)	KBC Financial Products USA Inc. owns $3,651,000 aggregate principal amount of the Company’s 3.75% notes. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity. Keith Fordyce, Managing Director of KBC Financial Products USA Inc., has voting and investment control over the securities beneficially owned by KBC Financial Products USA Inc.

(12)	Zazove Associates, LLC is the general partner of Zazove Convertible Arbitrage Fund, L.P. and Zazove Hedged Convertible Fund, L.P. Gene Pretti controls Zazove Associates, LLC and has voting and investment control over the securities held by Zazove Convertible Arbitrage Fund, L.P and Zazove Hedged Convertible Fund, L.P.

(13)	Ann Houlihan has voting and investment control over the securities beneficially owned by Nuveen Preferred & Convertible Fund JQC, Nuveen Preferred & Convertible Income Fund JPC, Boilermakers Blacksmith Pension Trust, Arkansas PERS, FPL Group Employees Pension Plan, Louisiana CCRF, US Bank FBO Essentia Health Systems and Alabama Children’s Hospital Foundation.

(14)	D.E. Shaw & Co. L.P., as either managing member or investment adviser, has voting and investment control over the securities held by D.E. Shaw Valence Portfolios, L.L.C. Julius Gaudio, Eric Wepsic, and Anne Dinning, or their designees, exercise voting and investment control over the securities on D.E. Shaw & Co. L.P.’s behalf.

(15)	Highbridge Capital Management, LLC, as trading manager, has voting and investment control over the securities held by Highbridge International LLC and Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting and investment control over the securities held by Highbridge International LLC and Highbridge Convertible Arbitrage Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC and Highbridge Convertible Arbitrage Master Fund, L.P.

(16)	Polygon Investment Partner LLP and Polygon Investment Partners LP (the “Investment Manager”), Polygon Investments Ltd. (the “Manager”), Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear share voting and investment control over the securities held by Polygon Global Opportunities Master Fund. The Investment Managers, the Manager, Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear disclaim beneficial ownership of the securities held by Polygon Global Opportunities Master Fund.

(17)	Eric Hage and Daniel Hage have shared voting and investment control over the securities owned by Mohican VCA Master Fund, Ltd.

(18)	Tomas Kirvaitis has voting and investment control over the securities beneficially owned by Peoples Benefit Life Insurance Company Teamsters.

(19)	Gene Pretti has voting and investment control over the securities beneficially owned by San Diego County Employees Retirement Association, HFR CA Select Master Trust Fund and Institutional Benchmarks Series (Master Feeder) Ltd.

(20)	John Gottfurcht, George Douglas and Amy Jo Gottfurcht have shared voting and investment control over the securities owned by Absolute Strategies Fund, BP Amoco PLC Master Trust, Hotel Union & Hotel Industry of Hawaii Pension Plan Master Trust, United Technologies Corporation Master Retirement Trust and Viacom Inc. Pension Plan Master Trust.

(21)	Allstate Insurance Company (“AIC”) owns $1,000,000 aggregate principal amount of the Company’s 3.75% notes, $5,000,000 aggregate principal amount of the Company’s 7.66% Senior Notes due 2007, and 13,600 shares of the Company’s common stock. The Allstate Corporation (“Allstate”), which is a NYSE listed company, is the parent company of AIC, and has voting and investment control over the securities beneficially owned by AIC. AIC is the parent company of Allstate Life Insurance Company (“ALIC”), which owns $9,999,999 aggregate principal amount of the Company’s 9.34% Senior Notes due 2008 and $12,500,000 aggregate principal amount of the Company’s 7.66% Senior Notes due 2007. Agents Pension Plan is a qualified ERISA plan that is maintained for the benefit of certain agents of AIC, which owns 1,600 shares of the Company’s common stock. Allstate Retirement Plan is a qualified ERISA plan that is maintained for the benefit of certain employees of AIC, which owns 5,300 shares of the Company’s common stock. BNY Midwest Trust Company, as Trustee for Agents Pension Plan and Allstate Retirement Plan, has voting and investment control over the securities held by Agents Pension Plan and Allstate Retirement Plan, and Allstate and AIC each disclaim beneficial ownership of any securities held in such Trusts, although the Investment Committees for such plans consist of AIC officers.

(22)	DBAG London owns $6,250,000 aggregate principal amount of the Company’s 3.75% notes. Patrick Corrigan has voting and investment control over the securities beneficially owned by DBAG London.

(23)	TQA Investors, LLC, and its principals, Robert Butman, John Idone, Paul Bucci, George Esser, Bartholomew Tesoriero, DJ Langis and Andrew Anderson, have voting and investment control over the securities beneficially owned by TQA Master Fund Ltd., TQA Master Plus Fund Ltd. and Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC.

(24)	Eric Hage of Mohican Financial Management, as portfolio manager of Absolute Strategies Fund, Forum Funds Trust, has voting and investment control over the securities owned by Absolute Strategies Fund, Forum Funds Trust.

(25)	TQA Investors, LLC, and its portfolio managers, Paul Bucci, Darren Langis, Andrew Anderson and Steven Potamis, have voting and investment control over the securities beneficially owned by LDG Limited.

(26)	Assumes that all other holders of notes or future transferees do not beneficially own any shares of our common stock other than the shares issuable upon conversion of the notes.

To the extent that any of the selling security holders identified above are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. KBC Financial Products USA Inc. has advised us that it is a broker-dealer. Accordingly, it is an underwriter within the meaning of the Securities Act.

MacKay Shields LLC, Citadel Equity Fund, Ltd., Royal Bank of Canada, D.E. Shaw Valence Portfolios, L.L.C., DBAG London and Allstate Insurance Company have advised us that they are affiliates of a broker-dealer, and Oaktree Capital Management, L.P., which has voting and investment control over the securities held by OCM Convertible Trust, Delta Air Lines Master Trust - CV, Delaware Public Employees Retirement System, Chrysler Corporation Master Retirement Trust, Vanguard Convertible Securities Fund, Inc., Microsoft Capital Group, L.P., Qwest Occupational Health Trust, International Truck & Engine Corporation Non-Contributory Retirement Plan Trust, International Truck & Engine Corporation Retiree Health Benefit Trust, International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust, UnumProvident Corporation, F.M. Kirby Foundation, Inc., OCM Global Convertible Securities Fund and Virginia Retirement System, has advised us that it is an affiliate of a broker-dealer. With respect to these selling security holders, we have been advised that they have acquired their notes and underlying common stock in the ordinary course of business and, at the time of the purchase of the notes and the underlying common stock, these selling security holders had no agreements or understandings, directly or indirectly, with any person to distribute the notes or underlying common stock. To the extent that we become aware that these entities did not acquire its notes or underlying common stock in the ordinary course of business or did have such an agreement or understanding, we will file either a post-effective amendment to the registration statement of which this prospectus is a part or, to the extent permitted by SEC rules, supplement this prospectus pursuant to a prospectus supplement or report filed pursuant to the Exchange Act to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

INCORPORATION OF DOCUMENTS FILED WITH THE SEC

We incorporate by reference into this prospectus supplement and the accompanying prospectus our quarterly report on Form 10-Q for the quarter period ended March 31, 2007, which has been filed with the SEC.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the notes offered pursuant to this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Items 2.02 and 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The accompanying prospectus incorporates by reference documents that are not presented in this prospectus supplement or the accompanying prospectus or delivered with this prospectus supplement or the accompanying prospectus. You may request a copy of the prospectus or any information incorporated by reference, excluding exhibits, at no cost, by writing or telephoning us at the following address: Barnes Group Inc., 123 Main St., Bristol, CT 06010-0489, Attention: General Counsel (telephone 860-583-7070) or you may locate the material on our website http://www.barnesgroupinc.com.

$100,000,000

3.375% Convertible Senior Subordinated Notes due 2027 and

shares of Common Stock issuable upon conversion thereof

The Notes and Common Stock

•	On March 12, 2007, we issued and sold $100,000,000 aggregate principal amount of our 3.375% Convertible Senior Subordinated Notes due 2027 in a private offering.

•	Interest on the notes is payable on March 15 and September 15 of each year, beginning September 15, 2007.

•	The notes mature on March 15, 2027 unless earlier converted, redeemed or repurchased.

•

The selling security holders identified in this prospectus will use this prospectus to resell the notes and the underlying shares of our common stock issuable upon conversion of the notes. If required, we will set forth the names of any other selling security holders in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part.

•

We will not receive any proceeds from the sale of the notes or shares of common stock issuable upon conversion of the notes by any of the selling security holders. The notes and the shares of common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. See “Plan of Distribution.”

Conversion Notes

•

Holders may convert the notes into shares of our common stock at a conversion rate of 34.8646 shares per $1,000 principal amount of notes, subject to adjustment, before the close of business on March 12, 2027 under the following circumstances:

1.	during any fiscal quarter commencing after March 31, 2007, if the closing sale price of our common stock exceeds 130% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

2.	prior to September 15, 2026, during the five business day period after any five consecutive trading day period, or measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the notes;

3.	if the notes have been called for redemption and the redemption has not yet occurred; or

4.	upon the occurrence of certain corporate transactions.

Redemption and Repurchase of the Notes

•

Prior to March 20, 2014, the notes are not redeemable. On or after March 20, 2014, we may, at our option, redeem some or all of the notes for cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.

•

Holders may require us to repurchase for cash all or a portion of the notes on March 15, 2014, March 15, 2017 and March 15, 2022 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

Ranking of the Notes

•

The notes are our direct, unsecured senior subordinated debt obligations and rank junior in right of payment with all of our existing and future senior indebtedness and equal in right of payment with any other present or future senior subordinated indebtedness, including our 3.75% Convertible Senior Subordinated Notes due 2025. The notes effectively rank junior in right of payment to the existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

Listing

•

The notes issued in the initial private offering are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the PORTAL Market, of The National Association of Securities Dealers, Inc. However, the notes sold using this prospectus will no longer be eligible for trading in the PORTAL system. We do not intend to list the notes for trading on any automated interdealer quotation system or national securities exchange.

•	Our common stock is traded on the New York Stock Exchange under the symbol “B”. On April 5, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $23.13 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2007.

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling security holders may, from time to time, offer notes or shares of our common stock issued upon conversion of the notes owned by them. Each time the selling security holders offer notes or common stock under this prospectus, they are required to provide to potential investors a copy of this prospectus and, if applicable, a copy of any prospectus supplements. You should read both this prospectus, and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See “Where You Can Find More Information” for more information.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

As used in this prospectus, “Barnes Group,” “Barnes,” “we,” “our,” and “us” refers to Barnes Group Inc. and its subsidiaries, unless stated otherwise or the context requires otherwise, and “Barnes Aerospace,” “Barnes Distribution” and “Associated Spring,” refers to each of those individual business units of Barnes, but not to separate corporate entities.

The notes and our common stock issuable upon their conversion have not been approved or recommended by any U.S. federal, state or foreign securities commission or regulatory authority. Furthermore, those authorities have not been requested to confirm the accuracy or determine the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors included under the heading “Risk Factors” in this prospectus, and in the risk factors incorporated in this prospectus by reference. This prospectus, including the documents incorporated by reference in this prospectus, includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future financial position or results of operations or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors and potential investors. However, there may be events in the future that we are not able to predict or control accurately. The risk factors included in this prospectus, including in the documents incorporated by reference in this prospectus, and any cautionary language in this prospectus and in the documents incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors, elsewhere in this prospectus and in the documents incorporated by reference in this prospectus

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could have a material adverse effect on our business, results of operations and financial position. You should assume that the information appearing in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. Neither we, nor any of the selling security holders, undertake to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

INDUSTRY AND MARKET DATA

Market data and certain industry statistics used throughout this prospectus and the documents incorporated by reference, including information relating to market share and trends, are based on our good faith estimates. These estimates were based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we have not independently verified the information and neither we nor any of the selling security holders make any representation as to the accuracy or completeness of such information.

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INCORPORATION OF DOCUMENTS FILED WITH THE SEC

We incorporate by reference the documents, which have been filed with the SEC, listed below:

•	our Current Report on Form 8-K, filed on January 3, 2007;

•	our Current Report on Form 8-K, filed on February 21, 2007;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on February 26, 2007;

•	our Current Report on Form 8-K, filed on March 5, 2007, other than Item Exhibit 99.1 to such Form 8-K filed on such date;

•	our Current Report on Form 8-K, filed on March 7, 2007, other than Item Exhibit 99.1 to such Form 8-K filed on such date;

•	our Current Report on Form 8-K, filed on March 12, 2007, other than Item Exhibit 99.1 to such Form 8-K filed on such date; and

•	our Definitive Proxy Statement on Schedule 14A, filed on April 5, 2007.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the notes offered pursuant to this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Items 2.02 and 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Barnes Group Inc.

123 Main St

Bristol, CT 06010-0489

Attention: General Counsel

(860) 583-7070

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including “Risk Factors,” the financial and other information included in or incorporated by reference into this prospectus and the documents to which we have referred.

Unless otherwise indicated, the information in this prospectus relating to our common stock gives effect to the two-for-one split of our common stock effected in the form of a stock dividend on June 9, 2006.

Our Company

Overview

We are an international diversified aerospace and industrial products manufacturer and distributor, serving a wide range of markets and customers. Our company consists of three businesses:

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Barnes Aerospace, a specialized manufacturer and repairer of highly engineered components and assemblies for aircraft engines, airframes and land-based industrial gas turbines, which generated 23.5% of our sales in 2006;

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Barnes Distribution, an international, full-service vendor managed inventory, or VMI, distributor of maintenance, repair, operating and production, or MROP, supplies which generated 41.8% of our sales in 2006; and

•

Associated Spring, a global provider of precision components for critical applications and one of the world’s largest manufacturers of precision mechanical and nitrogen gas products, which generated 34.7% of our sales in 2006.

Barnes Aerospace

Barnes Aerospace produces precision-machined and fabricated components and assemblies for original equipment manufacturer, or OEM, turbine engine, airframe and industrial gas turbine builders throughout the world, and the military. Barnes Aerospace also provides jet engine component overhaul and repair services for many of the world’s major turbine engine manufacturers, commercial airlines and the military.

Barnes Aerospace’s machining and fabrication operations, with facilities in Arizona, Connecticut, Michigan, Ohio, Utah and Singapore, produce critical engine and airframe components through technically advanced processes such as creep-feed grinding, multi-axis milling and turning, and electrical discharge machinery. We also specialize in hot and cold forming of complex parts made from difficult-to-process materials such as titanium, cobalt, inconel and other aerospace alloys. Additional capabilities include superplastic forming and diffusion bonding, machining of high temperature superalloys and various automated and manual welding processes. Our customers include manufacturers of airframe and gas turbine engines for commercial, military and business jets, and land-based industrial gas turbines. Our capabilities have enabled us to build long-standing customer relationships and to participate in the design phase of components and assemblies, where we provide our customers with manufacturing research, testing and evaluation. By doing so, Barnes Aerospace positions itself to be a long-term supplier of components and assemblies to the engine or airframe projects in which it participates. For example, we have significant content on the GE90 engine, which is the exclusive engine for the Boeing 777-300ER, 200LR and 777F aircraft, and the GEnx engine, which is currently on the Boeing 787 and 747-8 aircraft.

Barnes Aerospace’s aftermarket facilities, located in Connecticut, Ohio and Singapore, specialize in the refurbishment of select jet engine components such as cases, rotating air seals, honeycomb air seals and housings. Processes performed at these facilities include electron beam welding, plasma coating, vacuum brazing and water jet cleaning. Customers include major airline and engine overhaul businesses and the military.

Barnes Aerospace participates in aftermarket Revenue Sharing Programs, or RSPs, with General Electric Company, or General Electric, under which Barnes Aerospace receives the exclusive right to supply designated aftermarket parts for the life of the related aircraft engine program. Total commitments in RSP participation fees as of December 31, 2006 equaled $190.2 million, of which $163.1 million had been paid at such time. Barnes Aerospace also entered into a strategic alliance and long-term agreement with Goodrich Aerostructures Group of Rohr, Inc., which we refer to as Goodrich, to manufacture nacelle components for engine applications that power the Boeing 787—General Electric GEnx and the Rolls-Royce Trent 1000. In addition, Barnes Aerospace will provide nacelle components for two additional engine platforms, the Rolls-Royce Trent 700 and the International Aero Engines V2500.

Barnes Distribution

Barnes Distribution is an industry leader in the distribution of MROP supplies. We provide a wide variety of high-volume replacement parts and other products, as well as inventory management and logistics services to a diversified customer base. We distribute products in over 40 countries and are supported by distribution/sales centers in the United States, United Kingdom, Canada, France, Spain, Mexico, Singapore, Brazil, China, Germany, Belgium, Italy and Denmark.

Barnes Distribution distributes over 150,000 stocked replacement parts and other products and has developed or acquired brand names of Bowman®, Curtis®, Kar® Products, Mechanics Choice®, Autoliaisons, Motalink and KENT. These parts and products include fasteners, electrical supplies, hydraulic components, chemicals and security products. Die springs and nitrogen gas springs, mechanical struts and standard parts, such as coil and flat springs, are distributed under the brand names of Raymond® and SPEC®. Most of the products sold under the Raymond and SPEC brand names are manufactured by Associated Spring. With the exception of the products from Associated Spring, the products sold by Barnes Distribution are obtained from outside suppliers. We position ourselves as a partner in the operations of our customers and help them increase their profitability by working with them to provide inventory management solutions.

Barnes Distribution offers an array of service options, built around a VMI business model, which are designed to improve the productivity of our customers while substantially reducing their procurement and transaction costs. We have a diversified customer base ranging from small repair shops to the largest railroads, utilities, food processors, chemical producers, and vehicle fleet operators. Barnes Distribution’s products are sold through our direct sales force of approximately 1,700 employees and through our distributors.

Our July 2006 acquisition of the Kent Division from Premier Farnell plc complements established Barnes Distribution businesses in the United Kingdom and France and provides entry into the rest of Europe. KENT also provides a highly successful European organization and leadership team that can leverage our full-service MROP solution across Europe.

Associated Spring

Associated Spring is a global provider of precision components for critical applications; the largest manufacturer and supplier of precision mechanical springs, compressor reed valves, and nitrogen gas products based in North America; and among the world’s largest precision mechanical and nitrogen gas products manufacturers. We are equipped to produce virtually every type of precision spring, from fine hairsprings for electronics and instruments to large heavy-duty springs for machinery. Associated Spring also manufactures nitrogen gas springs and manifold systems used to precisely control stamping presses; retaining rings that position parts on a shaft or other axis; reed valves that are critical custom-engineered components used in compressors; high-precision punched and fine-blanked components used in transportation and industrial applications and injection-molded plastic-on-metal and metal-in-plastic components and assemblies used in electronics, medical devices and consumer products.

We provide highly-engineered, custom solutions that we design and develop in collaboration with our customers from concept to manufacturing. These solutions include product design and development, product and material testing, rapid prototyping and reduction of manufacturing cycle times. Our products are sold globally to manufacturers in many industries, chiefly for use as components in their own products. Our products are purchased primarily by durable goods manufacturers located around the world in industries such as transportation, consumer products, farm equipment, telecommunications, medical devices, home appliances and electronics.

We have manufacturing operations in the United States, Brazil, Canada, China, Germany, Mexico, Singapore, Sweden, Switzerland and the United Kingdom, and have retained a minority interest of 15% in our former subsidiary in Argentina.

The acquisition of Heinz Hänggi GmbH, Stanztechnik (formerly Heinz Hänggi AG, Stanztechnik) in May 2006 allows us to offer innovative and custom-design solutions in the area of micro-punching, progressive die tooling, fine blanking from prototypes to complete assemblies and the production of orifice plates used in fuel injectors. Our acquisition of Heinz Hänggi represents a high-tech and scaleable business line extension that adds additional capabilities, products, geography, and customers. In addition, we acquired the Nitropush and Di-Dro product lines of nitrogen gas springs in November 2006 and February 2007, respectively, which has expanded our global market leadership position in high-quality nitrogen gas systems for use in diverse industrial applications requiring high-force and/or compact dimensions.

Competitive Strengths

Leadership Positions in Each of Our Three Businesses. We enjoy leadership positions within the aerospace industries, VMI industrial distribution industry and within the precision component industrial manufacturing industry. Barnes Aerospace has content on virtually all major commercial aircraft engine programs and performs repairs on many engine models currently in service. We believe that Barnes Distribution is one of the largest industrial distributors in the highly fragmented North American market. Associated Spring is a global provider of precision components for critical applications; the largest manufacturer and supplier of precision mechanical springs, compressor reed valves, and nitrogen gas products based in North America; and among the world’s largest manufacturers of precision mechanical and nitrogen gas products. We believe that the leading positions we enjoy as a result of our engineering and technical expertise, innovative logistics services, and sales and marketing infrastructure, built through a combination of our historical operations, investments and acquisitions, provide us with a competitive advantage.

Global Manufacturing, Sales and Distribution Capabilities. As of December 31, 2006, we operated 29 manufacturing facilities, of which 13 are located outside the United States and Canada,

supported by a global sales force. We distribute products in 40 countries and are supported by distribution/sales centers in the United States, United Kingdom, Canada, France, Spain, Mexico, Singapore, Brazil, China, Germany, Belgium, Italy and Denmark. The international scope of our manufacturing, sales and distribution operations provides us with the ability to efficiently serve our global customer base.

Established Customer Relationships. We have established long-standing relationships with customers in a variety of industries. We work collaboratively with our customers from the development stage to manufacture products that meet their individual performance and cost requirements. Barnes Aerospace’s research and development team also works with customers to improve the design and manufacturability of components and assemblies. Barnes Distribution has developed close ties with our customers through recurring contact in the course of providing inventory management services over extended periods. Associated Spring’s Product Development Center provides engineering and other resources to customers relating to design of new components and trouble shooting for existing designs. We are one of only a few suppliers with an on-site sales office or open access to the facilities of the major aerospace OEMs, positioning us to be a primary resource for new products and technical support.

A Diverse Business Mix and Customer Base. We provide our products and services to a wide range of industries and customers. The industries we serve include aerospace and defense, transportation, electronics, telecommunications, consumer goods, home appliances, agriculture, food processing, construction, energy, logistics and general industrial. This diversification reduces our dependence on any given industry segment or geographic area and mitigates the impact of cyclical downturns. Within Barnes Aerospace, we sell a broad portfolio of products to a mix of OEM and aftermarket customers, and have a broad exposure to commercial and military markets. Within our Barnes Distribution group, we provide over 150,000 regularly-stocked items to more than 250,000 customers through distribution facilities, sales offices and other selling arrangements around the world. Within our Associated Spring division, we sell more than 40,000 separate parts to more than 15,000 different customers.

Cash Flows to Support Future Growth. We generated approximately $53 million, $70 million and $114 million in cash flows from operating activities in 2004, 2005 and 2006, respectively. During this same period, our operating margin improved from 5.1% in 2004 to 9.3% in 2006. We seek to maximize cash flows by managing working capital and expenses and increasing sales on an ongoing basis throughout the organization. Our cash flows from operations allow us to continue to grow our business both organically by investing in capital expenditures and new internal programs, as well as through strategic acquisitions.

Experienced and Committed Management Team. Our executive management team possesses extensive operational, sales, finance and marketing experience in distribution, manufacturing or aerospace organizations. Further, our executive management team has extensive experience in identifying acquisition candidates, structuring acquisitions and rapidly integrating acquired businesses. Our executive management and employees are significant holders of our common stock. As of February 1, 2007, our executive officers and directors beneficially owned 16.6% of our common stock. Additionally, annual cash incentive targets for our management are set through measures similar to an economic value added measure, or through targets for sales and earnings per share growth.

Business Strategy

Our goal is to build lasting value for our stockholders by generating sustainable, profitable growth. We seek to achieve this goal by pursuing the following strategies:

Generate Internal Growth and Profitability through Worldwide Service. Providing the right products and services to meet our customers’ needs is essential for building lasting value. We seek to provide the necessary worldwide service capabilities to our customers through our geographically dispersed manufacturing and distribution facilities and our strategic international alliances and acquisitions. Our commitment to providing full-service distribution capabilities and precision manufactured components and assemblies worldwide, and procuring raw material and products from global suppliers at competitive prices, is intended to provide the right products and services for our customers and solidifies our relationships with them as their supplier or distributor of choice.

Promote Continuous Improvement Initiatives. We undertake initiatives in each of our three businesses to continuously improve our processes and strengthen our competitive advantage. In our Barnes Aerospace and Associated Spring businesses, our initiatives are heavily focused on lean manufacturing strategies and techniques. At Barnes Distribution, our initiatives focus on decreasing order processing costs and optimizing inventory levels for our customers. We aggressively promote a culture where process improvements are encouraged and often implemented throughout all levels of the organization as part of daily operations.

Pursue Acquisitions and Strategic Relationships that Profitably Add Customers, Products, Technology or Geographic Presence. Over the past eight years, we have made 15 strategic acquisitions for approximately $530 million and, as of December 31, 2006, had $190.2 million of commitments in aftermarket business alliances, of which $163.1 million had been paid at such time. This strategy has expanded the scope of our operations, added complementary products or product lines, increased our customer base and expanded our geographic presence. We will continually seek acquisition opportunities in each of our three businesses that will add customers, product offerings, technology or geographic reach to our existing base of business and increase our profitability. We will also continue to seek business alliances which foster long-term business relationships, such as our aftermarket RSP agreements and our agreement with Goodrich.

Continue to Expand Our Global Capabilities. Our customer base is global in nature, and we are committed to continuing to expand our global presence to meet our customers’ needs. As of December 31, 2006, we distributed products in over 40 countries, and we had 71 manufacturing, sales and distribution sites worldwide. We increased our international revenues from 28% of total revenues in 2004 to 34% in 2006. In the past seven years we have added manufacturing operations in such places as China, Singapore, Sweden, Germany, Switzerland, and Mexico. We intend to continue to take advantage of lower labor and production costs associated with international manufacturing and global sourcing capabilities. Additionally, we continue to invest in our global sales and marketing functions to position us to reach new customers and to increase our sales to existing customers.

Leverage Training and Education to Strengthen the Focus on Long-term Profitability. We use sophisticated, internally developed measurement tools to gauge the performance of our three operations. These tools encourage employees to focus on operating profitability as well as the various inputs of capital into a business that can affect the long-term success of the organization. We continue to make investments in education and personal development in order to create a learning organization that embraces globalization and generates constant improvement.

Recent Developments

On March 20, 2007, we entered into our eleventh RSP with a large aerospace manufacturer.

Our principal executive offices are located at 123 Main Street, Bristol, Connecticut 06010. Our telephone number is (860) 583-7070. Our common stock is listed on the New York Stock Exchange under the symbol “B.” We maintain a website at www.barnesgroupinc.com, however, the information on our website is not part of this prospectus, and you should only rely on the information contained in this prospectus and in the documents incorporated by reference into this prospectus when making a decision as to whether to invest or not to invest in the notes.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	Barnes Group Inc., a Delaware corporation.

Notes Offered	$100,000,000 aggregate principal amount of 3.375% Convertible Senior Subordinated Notes due 2027.

Maturity	March 15, 2027, unless earlier converted, redeemed or repurchased.

Ranking	The notes are our direct, unsecured, senior subordinated obligations and rank junior in right of payment with all of our existing and future senior indebtedness and equal in right of payment with any other existing and future senior subordinated indebtedness, including our 3.75% convertible senior subordinated notes due 2025. The notes are effectively junior to our subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

At December 31, 2006, after giving effect to the sale of the notes in our private placement on March 12, 2007 and the application of proceeds therefrom, we and our subsidiaries would have had approximately $445.2 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, excluding intercompany indebtedness, of which $245.2 million aggregate principal amount would have been senior indebtedness or effectively senior in right of payment to the notes and $200.0 million aggregate principal amount would have been senior subordinated indebtedness, including the $100.0 million aggregate principal amount of our 3.75% convertible senior subordinated notes due 2025 ranking pari passu in right of payment with the notes.

Interest Payment	3.375% per year on the principal amount, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2007.

Contingent Interest	Beginning with the period commencing on March 20, 2014 to September 14, 2014, and for each six-month interest period thereafter (from September 15 to and including March 14 and from March 15 to and including September 14), we will pay contingent interest during the applicable interest period if the average trading price of the notes during the five trading days ending on the second trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per $1,000 principal amount of notes during the applicable interest period will equal an annual rate of 0.25% of the average trading price of such $1,000 principal amount of notes during the applicable five-trading-day reference period, payable in arrears.

Conversion Rights	You may convert the notes into cash and shares of our common stock, if any, at a conversion rate of 34.8646 shares per $1,000 principal amount of notes (equal to a conversion price of approximately $28.68 per share), subject to adjustment, prior to the close of business on the business day immediately preceding stated maturity only under the following circumstances:

•     during any fiscal quarter commencing after March 31, 2007, if the closing price of our common stock is greater than or equal to 130% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•     prior to September 15, 2026, during the five business day period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the notes;

• if we have called the notes for redemption and the redemption has not yet occurred;

• at any time after September 15, 2026; or

• upon the occurrence of specified corporate transactions described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Transactions.”

You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest, including contingent interest and additional amounts, if any, will be deemed paid by the cash and common stock, if any, delivered to you upon conversion. Once we have called the notes for redemption, you may surrender your notes for conversion prior to the close of business on the business day immediately preceding the redemption date.

Upon a surrender of your notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation with regard to those notes. We will deliver cash or shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation as described under “Description of Notes—Conversion Procedures—Payment upon Conversion.”

If you elect to convert your notes in connection with certain corporate transactions that occur on or prior to March 20, 2014, we will increase the conversion rate by a number of additional shares of common stock upon conversion as described under “Description of Notes—Conversion

Rights—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving company.

Optional Redemption	Prior to March 20, 2014, the notes will not be redeemable. On or after March 20, 2014, we may, at our option, redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.

Repurchase of Notes
at the Option of the Holder	You may require us to repurchase for cash all or a portion of your notes on March 15, 2014, March 15, 2017 and March 15, 2022 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

Fundamental Change	If we undergo a fundamental change (as defined in this prospectus) prior to maturity of the notes, you will have the right, subject to certain conditions, to require us to repurchase for cash all or a portion of your notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but excluding the date of repurchase.

Registration Rights	We filed the automatically effective shelf registration statement of which this prospectus is a part pursuant to a registration rights agreement, dated as of March 12, 2007, between the initial purchasers of the notes and us. We also agreed to use our reasonable best efforts to keep the registration statement effective until either of the following has occurred:

• the sale pursuant to the shelf registration statement or Rule 144 under the Securities Act of all of the notes and any shares of our common stock issued upon their conversion; or

•     the expiration of the holding period applicable to the notes and the shares of our common stock issued or issuable upon their conversion held by persons that are not our affiliates under Rule 144(k) under the Securities Act, or any similar rule that may be adopted by the SEC.

If we do not fulfill certain of our obligations under the registration rights agreement, we will be required to pay additional amounts to holders of the notes. In no event will additional amounts be payable to holders of the notes or holders of common stock issuable upon conversion of the notes in connection with a registration default relating to the common stock issuable upon conversion of the notes. If you convert some or all of your notes into common stock when there exists a registration default with respect to the notes, you will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date. See “Description of Notes—Registration Rights.”

Use of Proceeds	We will not receive any of the proceeds from the resale by the selling security holders of the notes or the common stock issuable upon conversion of the notes. See “Use of Proceeds.”

U.S. Federal Income
Tax Considerations	Under the indenture governing the notes, absent administrative pronouncements or judicial decisions to the contrary, we and each holder have agreed to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments. For U.S. federal income tax purposes, interest income on the notes accrues at the rate of 8.375% compounded semi-annually, which rate represents our determination of the yield at which we could issue a comparable noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to the notes. A U.S. holder is required to accrue interest income on a constant yield to maturity basis at this rate (subject to certain adjustments), with the result that a U.S. holder may recognize interest income significantly in excess of stated interest payments received while the notes are outstanding.

A U.S. holder will also recognize gain or loss on the sale, exchange, conversion, repurchase or redemption of a note in an amount equal to the difference between the amount realized on the sale, exchange, conversion, repurchase or redemption of a note, including the fair market value of our common stock received upon a conversion, if any, and the U.S. holder’s adjusted tax basis in the note. Any gain recognized on the sale, exchange, conversion, repurchase or redemption of a note generally will be ordinary interest income. Any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See “Certain U.S. Federal Income Tax Considerations.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Trust Company, N.A.

Book-Entry Form	The notes have been issued in book-entry form and are represented by a global certificate or certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances.

Trading	The notes issued in the initial private offering are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the PORTAL Market, of The National Association of Security Dealers, Inc. However, the notes sold using this prospectus will no longer be eligible for trading in the PORTAL system and we cannot guarantee the liquidity or the development of any trading market for the notes. We do not intend to list the notes for trading on any national securities exchange or any automated interdealer quotation system.
Trading Symbol for Our
Common Stock	Our common stock is listed on the New York Stock Exchange under the trading symbol “B.”

Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” as well as the other information included in or incorporated by reference into this prospectus before deciding whether to invest in the notes.

Summary Historical Consolidated Financial Information

The following summary historical consolidated financial information as of and for each of the three years in the period ended December 31, 2006 has been derived from, and should be read together with, our consolidated financial statements, and the related notes, and our selected financial data, which are incorporated by reference in this prospectus.

EBITDA is a measurement not in accordance with generally accepted accounting principles, or GAAP. We define EBITDA as net income plus income taxes, interest expense and depreciation and amortization. We do not intend EBITDA to represent cash flows from operations as defined by GAAP, and you should not consider it as an alternative to net income, net cash provided by operating activities or any other items calculated in accordance with GAAP, or as an indicator of our operating performance. Our definition of EBITDA may not be comparable to EBITDA as defined by other companies. We believe EBITDA is commonly used by financial analysts and others in the industries in which we operate and, thus, provides useful information to investors. Our non-GAAP measure of EBITDA excludes income taxes, depreciation and amortization, and interest expense which we incur in the normal course of business. Accordingly, our calculation has limitations depending on its use.

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations, before income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest plus distributed income of equity investees, less interest capitalized. Fixed charges consists of interest on indebtedness, including amounts capitalized, amortization of debt financing costs and that portion of rental expense that we believe to be a reasonable estimate of the interest factor (deemed to be 33% of rental expense).

	Year Ended December 31,
	2004(4)	2005(3)(4)	2006(5)
Statements of Income (in millions, except per share data)
Net Sales	$994.7	$1,102.2	$1,259.7
Cost of Sales	652.9	705.5	797.5
Selling and administrative expenses	291.4	320.3	345.2

Operating income	50.4	76.4	117.0
Other income	2.1	10.4	1.2
Interest expense	15.4	17.6	23.7
Other expenses	1.3	1.1	1.3

Income before income taxes	35.9	68.2	93.2
Income taxes	5.9	13.6	19.4

Net income before cumulative effect of a change in accounting principle	30.0	54.5	73.8
Cumulative effect of a change in accounting principle, net of taxes	0.0	(0.4)	0.0

Net Income	$30.0	$54.2	$73.8

Per Common Share(2)
Net income(1)
Basic	$0.65	$1.15	$1.46
Diluted	0.63	1.10	1.39
Dividends	0.40	0.42	0.485

Average common shares outstanding (in millions)(2)
Basic	46.2	47.2	50.7
Diluted	47.9	49.0	52.9

Operations by Business Segment (in millions)
Net Sales
Barnes Aerospace	205.9	235.4	296.9
Barnes Distribution	424.8	453.8	526.9
Associated Spring	373.5	422.4	445.9
Intersegment sales	(9.5)	(9.4)	(10.0)

Total net sales	994.7	1,102.2	1,259.7

Operating profit
Barnes Aerospace	19.9	25.5	42.7
Barnes Distribution	10.8	22.6	31.5
Associated Spring	20.8	28.6	42.9

Total operating profit	51.5	76.7	117.1

Other Financial Data (in millions)
Capital expenditures	28.5	26.1	41.7
Depreciation and amortization	34.2	34.9	42.2
Net cash provided (used) by operating activities	52.7	69.7	114.3
Net cash provided (used) by investing activities	(75.6)	(85.5)	(247.3)
Net cash provided (used) by financing activities	7.7	7.9	140.9

EBITDA Reconciliation (in millions)
Net Income	30.0	54.2	73.8
Income taxes	5.9	13.4	19.4
Depreciation and amortization	34.2	34.8	42.2
Interest expense	15.4	17.6	23.7

EBITDA	85.4	120.0	159.1

Ratio of Earnings to Fixed Charges	2.8x	4.0x	4.2x

	As of December 31,
	2004(4)	2005(3)(4)	2006(5)
Balance Sheet Data (in millions)
Cash and cash equivalents	$36.3	$28.1	$35.4
Working capital	126.7	120.8	166.2
Property, plant and equipment	166.3	157.1	209.6
Total assets	942.8	1,005.9	1,336.5
Long-term debt and notes payable	268.0	286.0	427.1
Stockholders’ equity	356.4	401.2	519.8

Totals may not add due to rounding

(1)	All per share data is based on weighted average common shares outstanding during each year.
(2)	As adjusted for the two-for-one stock split in the second quarter of 2006.
(3)	The 2005 results include approximately $0.4 million or $0.01 per share, of charges related to the cumulative effect of a change in accounting principle, net of taxes. These charges resulted from the adoption of FIN No. 47, “Accounting for Conditional Asset Retirement Obligations.”
(4)	Effective January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payment” which requires the cost of all share-based payments, including stock options, to be measured at fair value on the grant date and recognized in the results of operations. The Company elected to utilize the modified retrospective method of adoption and therefore all periods presented prior to January 1, 2006 were adjusted.
(5)	Effective December 31, 2006, the Company adopted SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” which requires the Company to recognize the overfunded or underfunded status of its defined benefit postretirement plans as an asset or liability in the statement of financial position and to recognize changes in the funded status in comprehensive income in the year in which the changes occur.

RISK FACTORS

An investment in the notes involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes and our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere contained or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impact our business and operations.

Risks Related to Our Business

We depend on revenues and earnings from a small number of significant customers. Any loss, cancellation, reduction or delay in purchases by these customers could harm our business.

In each of 2006 and 2005, our net sales to General Electric and its subsidiaries accounted for 14% of our total sales. Approximately 61% of Barnes Aerospace’s sales in 2006 were from General Electric, and approximately 21% of Associated Spring’s sales in 2006 were from Associated Spring’s three largest customers. Some of our success will depend on our continued ability to develop and manage relationships with significant customers. We cannot assure you that we will be able to retain our largest customers. Some of our customers may in the future shift their purchases from us to our competitors, in-house or to other sources. Our sales agreements provide that until a firm order is placed by a customer for a particular product, the customer may unilaterally reduce or discontinue its projected purchases without penalty. The loss of one or more of our largest customers, any reduction or delay in sales to these customers, our inability to successfully develop relationships with new customers, or future price concessions we make to retain customers could significantly reduce our sales and profitability.

Our ability to execute on capacity expansion and transfer of work initiatives may affect future revenues and profitability.

Effective capacity planning and execution and the transfer of work among facilities are key components for meeting customer demand. If we are unable to effectively meet capacity requirements or transfer work among facilities, it may adversely impact our net sales, results of operations and cash flows.

The global nature of our business exposes us to foreign currency fluctuations that may affect our future revenues and profitability.

We have manufacturing, sales and distribution facilities around the world, and the majority of our foreign operations use the local currency as their functional currency. These include, among others, the Canadian dollar, Euro, British pound, Singapore dollar, Swedish krona, Mexican peso and Brazilian real. Because our financial statements are denominated in U.S. dollars, changes in currency exchange rates between the U.S. dollar and other currencies expose us to translation risk when the local currency financial statements are translated to U.S. dollars, our functional currency. Changes in currency exchange rates may also expose us to transaction risk. We may buy protecting or offsetting positions or hedges in certain currencies to reduce our exposure to currency exchange fluctuations; however, these transactions may not be adequate or effective to protect us from the exposure for which they are purchased. We have not engaged in any speculative hedging activities. Currency fluctuations may impact our revenues and profitability in the future.

Our operations depend on our manufacturing, distribution, sales and service facilities in various parts of the world which are subject to physical, financial, regulatory and other risks that could disrupt our operations.

During 2006, approximately 34% of our sales were from facilities outside of the United States. Also, we have twelve manufacturing facilities and twenty distribution centers outside the United States and Canada. The international scope of our business subjects us to risks such as threats of war, terrorism or instability of governments and legal systems in countries in which we or our customers conduct business. In addition, because we depend upon our information systems to help process orders, to manage inventory and accounts receivables collections, to purchase, sell and ship products efficiently and on a timely basis, to maintain cost-effective operations, and to help provide superior service to our customers, any disruption in the operation of our information systems, including widespread power outages, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Some of our facilities are located in areas that may be affected by natural disasters, including earthquakes or tsunamis, which could cause significant damage and disruption to the operations of those facilities which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Additionally, some of our manufacturing equipment and tooling is custom made and is not readily replaceable. Loss of such equipment or tooling could have a negative impact on our manufacturing business, financial condition, results of operations and cash flows.

Although we have obtained property damage and business interruption insurance, a major catastrophe such as an earthquake, hurricane, flood or other natural disaster at any of our sites, or significant labor strikes, work stoppages, political unrest, or any of the events described above, some of which may not be covered by our insurance, in any of the areas where we conduct operations could result in a prolonged interruption of our business. Any disruption resulting from these events could cause significant delays in the manufacture or shipment of products or the provision of repair and other services that may result in our loss of sales and customers. Our insurance will not cover all potential risks, and we cannot assure you that we will have adequate insurance to compensate us for all losses that result from any insured risks. Any material loss not covered by insurance could have a material adverse effect on our financial condition, results of operations and cash flows. We cannot assure you that insurance will be available in the future at a cost acceptable to us or at a cost that will not have a material adverse effect on our gross margins, net income and cash flows.

Our significant international operations and assets subject us to additional financial and regulatory risks.

We have operations and assets in various parts of the world. In addition, we sell our products and services in foreign countries and seek to increase our level of international business activity. Accordingly, we are subject to various risks, including: U.S.-imposed embargoes of sales to specific countries; foreign import controls (which may be arbitrarily imposed or enforced); import regulations and duties; export regulations (which require us to comply with stringent licensing regimes); anti-dumping regulations; price and currency controls; exchange rate fluctuations; dividend remittance restrictions; expropriation of assets; war, civil uprisings and riots; government instability; the necessity of obtaining governmental approval for new and continuing products and operations; legal systems or decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied; and difficulties in managing a global enterprise. We have experienced inadvertent violations of some of these regulations, including export regulations and regulations prohibiting air transport of aerosol products, in the past, none of which have had or, we believe, will have a material adverse effect on our business. However, any significant violations of these regulations in the future could result in civil or criminal sanctions, the loss of export or other licenses which could have a material adverse effect on our business. We may also be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. In addition, our organizational structure may limit our ability to transfer funds between countries, particularly into and out of the United States, without incurring adverse tax consequences. Any of these events could result in a loss of business or other unexpected costs that could reduce sales or profits and have a material adverse effect on our financial condition, results of operations and cash flows.

Changes in the availability or price of materials and energy resources could adversely affect our costs and profitability.

We may be adversely affected by the availability or price of raw materials and energy resources, particularly related to certain manufacturing operations that utilize high-grade steel spring wire and titanium. The availability and price of raw materials and energy resources may be subject to curtailment or change due to, among other things, new laws or regulations, global economic or political events including strikes, terrorist attacks and war, suppliers’ allocations to other purchasers, interruptions in production by suppliers, changes in exchange rates and prevailing price levels. In some instances there are limited sources for raw materials and a limited number of primary suppliers for some of our products for resale. Although we are not dependent upon any single source for any of our principal raw materials or products for resale, and such materials and products have, historically, been readily available, we cannot assure you that such raw materials and products will continue to be readily available. Disruption in the supply of raw materials, products or energy resources or our inability to come to favorable agreements with our suppliers could impair our ability to manufacture, sell and deliver our products and require us to pay higher prices. Any increase in prices for such raw materials, products or energy resources could materially affect our costs and our profitability.

We maintain pension and other postretirement benefit plans in the U.S. and certain international locations.

Declines in the stock market, prevailing interest rates and rising medical costs may cause an increase in our pension and other postretirement benefit expenses in the future and result in reductions in our pension fund asset values and increases in our pension and other postretirement benefit obligations. These changes have caused and may continue to cause a significant reduction in our net worth and may require us to make higher cash contributions to our pension and postretirement plans in the future.

We have significant indebtedness that could affect our operations and financial condition.

At December 31, 2006, after giving effect to the sale of the notes in our private placement on March 12, 2007 and the application of proceeds therefrom, we and our subsidiaries would have had approximately $445.2 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, representing approximately 46% of our total capital (net indebtedness plus stockholders’ equity) as of that date. We may incur additional indebtedness to finance future acquisitions. Our level of indebtedness and the significant debt servicing costs associated with that indebtedness could have important effects on our operations and financial condition and may adversely affect the value or trading price of our outstanding equity securities and debt securities. For example, our indebtedness could

•

require us to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing the amount of our cash flows available for working capital, capital expenditures, acquisitions, dividends and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in the industries in which we compete;

•	place us at a competitive disadvantage compared to our competitors, some of whom have lower debt service obligations and greater financial resources than we do;

•	limit our ability to borrow additional funds; or

•	increase our vulnerability to general adverse economic and industry conditions.

Our failure to meet certain financial covenants required by our debt agreements may materially and adversely affect our assets, financial position and cash flows.

Certain of our debt arrangements require us to maintain certain interest coverage and leverage ratios and a minimum net worth and limit our ability to incur debt, make investments or undertake certain other business activities. These requirements could limit our ability to obtain future financing and may prevent us from taking advantage of attractive business opportunities. Our ability to meet the financial covenants or requirements in our debt arrangements may be affected by events beyond our control, and we cannot assure you that we will satisfy such covenants and requirements. A breach of these covenants or our inability to comply with the restrictions could result in an event of default under our debt arrangements, which in turn could result in an event of default under the terms of our other indebtedness. Upon the occurrence of an event of default under our debt arrangements, after the expiration of any grace periods, our lenders could elect to declare all amounts outstanding under our debt arrangements, together with accrued interest, to be immediately due and payable. If this happens, we cannot assure you that our assets would be sufficient to repay in full the payments due under those arrangements or our other indebtedness, including the notes.

We have significant goodwill and an impairment of our goodwill could cause a decline in our net worth.

Our total assets include substantial goodwill. At December 31, 2006, our goodwill totaled $358.6 million. The goodwill results from our acquisitions, representing the excess of the purchase price we paid over the fair value of the tangible and intangible assets we acquired. We assess whether there has been an impairment in the value of our goodwill during each calendar year or sooner if triggering events warrant. If future operating performance at one or more of our businesses does not meet expectations, we may be required to reflect, under current applicable accounting rules, a non-cash charge to operating results for goodwill impairment. The recognition of an impairment of a significant portion of goodwill would negatively affect our results of operations and total capitalization, the effect of which could be material. A reduction in our stockholders’ equity due to an impairment of goodwill may affect our ability to maintain the required net worth ratios under our debt arrangements.

We could be adversely affected by changes in interest rates.

Our profitability may be adversely affected as a result of increases in interest rates. At December 31, 2006, after giving effect to the sale of the notes in our private placement on March 12, 2007 and the application of proceeds therefrom, we and our subsidiaries would have had approximately $445.2 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, of which, approximately 28% would have had interest rates that float with the market, either under the terms of the indebtedness or as a result of interest rate swap agreements that were then in force. A 100 basis point increase in the interest rate on such variable-rate debt in effect at December 31, 2006 would have resulted in an approximately $1.3 million annualized increase in interest expense.

We may not realize all of the sales expected from our existing Barnes Aerospace and Associated Spring backlog or anticipated orders.

At December 31, 2006, Barnes Aerospace had $403.0 million of order backlog and Associated Spring had $93.2 million of order backlog. There can be no assurances that the revenues projected in our backlog will be realized or, if realized, will result in profits. We consider backlog to be firm customer orders for future delivery. From time to time, OEM customers of Barnes Aerospace and Associated Spring provide projections of components and assemblies that they anticipate purchasing in the future under new and existing programs. Such projections are not included in our backlog unless we have received a firm release from our customers. Our customers may have the right under certain circumstances and with certain penalties or consequences to terminate, reduce or defer firm orders that we have in backlog. If our customers terminate, reduce or defer firm orders, we may be protected from certain costs and losses, but our sales will nevertheless be adversely affected. Although we strive to maintain ongoing relationships with our customers, there is an ongoing risk that orders may be cancelled or rescheduled due to fluctuations in our customers’ business needs or purchasing budgets.

Also, our realization of sales from new and existing programs is inherently subject to a number of important risks and uncertainties, including whether our customers will execute the launch of product programs on time, or at all, the number of units that our customers will actually produce and the timing of production. In addition, until firm orders are placed, our customers generally have the right to discontinue a program or replace us with another supplier at any time without penalty. Our failure to realize sales from new and existing programs could have a material adverse effect on our net sales, results of operations and cash flows.

We may not recover all of our up-front costs related to new or existing programs.

New programs require significant up-front investments and capital expenditures for engineering, design and tooling. As OEMs in the transportation and aerospace industries have looked to suppliers to bear increasing responsibility for the design, engineering and manufacture of systems and components, they have increasingly shifted the financial risk associated with those responsibilities to the suppliers as well. This trend is likely to continue and is most evident in the area of engineering cost reimbursement. Historically, these investments have been fully reimbursed by OEMs, but in the future there may be other mechanisms established by OEMs that could result in less than full reimbursement or no reimbursement. We cannot assure you that we will have adequate funds to make such up-front investments and capital expenditures. In the event that we are unable to make such investments and expenditures, or to recover them through sales or direct reimbursement of our engineering expenses from our customers, our profitability, liquidity and cash flows may be adversely affected. In addition, we incur costs and make capital expenditures for new program awards based upon certain estimates of production volumes. While we attempt to recover such costs and capital expenditures by appropriately pricing our products, the prices of our products are based in part upon planned production volumes. If the actual production is significantly less than planned, we may be unable to recover such costs. In addition, because a significant portion of our overall costs is fixed, declines in our customers’ production levels can adversely affect the level of our reported results even if our up-front investments and capital expenditures are recovered.

We may not recover all of our up-front costs related to RSPs.

We participate in aftermarket RSPs under which we receive an exclusive right to supply designated aftermarket parts to a large aerospace manufacturer over the life of an aircraft engine program. As consideration, we pay participation fees, which are recorded as long-lived intangible assets, and are recognized as a reduction to sales over the life of the program. Our total commitments in RSP participation fees as of December 31, 2006 equaled $190.2 million, of which $163.1 million had been paid at such time. The recoverability of the asset is dependent upon future revenues related to the program’s aftermarket parts. The potential exists that actual revenues will not meet expectations. A shortfall in future revenues may result in the failure to recover the total amount of the investments, which could adversely affect our financial condition and results of operations and cash flows.

We face risks of cost overruns and losses on fixed-price contracts.

We sell certain of our products under firm, fixed-price contracts providing for a fixed price for the products regardless of the production or purchase costs incurred by us. The cost of producing products may be adversely affected by increases in the cost of labor, materials, fuel, outside processing, overhead and other factors, including manufacturing inefficiencies. Increased production costs may result in cost overruns and losses on contracts.

The departure of existing management and key personnel, a shortage of skilled employees or a lack of qualified sales professionals could materially affect our business, operations and prospects.

Our executive officers are important to the management and direction of our business. Our future success depends, in large part, on our ability to retain these officers and other capable management personnel. Although we believe we will be able to attract and retain talented personnel and replace key personnel should the need arise, our inability to do so could have a material adverse effect on our business, financial condition, results of operations or cash flows. Because of the complex nature of many of our products and services, we are generally dependent on an educated and highly skilled workforce. In addition, there are significant costs associated with the hiring and training of sales professionals. We could be adversely affected by a shortage of available skilled employees or the loss of a significant number of our sales professionals.

Any product liability claims in excess of insurance may adversely affect our financial condition.

Our operations expose us to potential product liability risks that are inherent in the design, manufacture and sale of our products and the products we buy from third parties and sell to our customers. For example, we may be exposed to potential liability for personal injury or death as a result of the failure of a spring or other part in a vehicle or an aircraft component designed, manufactured or sold by us or the failure of an aircraft component that has been serviced by us or the components, including potentially hazardous substances, in a product purchased by us and sold by us to one of our customers. While we believe that our liability insurance is adequate to protect us from these liabilities, our insurance may not cover all liabilities. Additionally, insurance coverage may not be available in the future at a cost acceptable to us. Any material liability not covered by insurance or for which third-party indemnification is not available could have a material adverse effect on our financial condition, results of operations and cash flows.

Our business, financial condition, results of operations and cash flows could be adversely impacted by strikes or work stoppages.

Approximately 13% of our U.S. employees are covered by collective bargaining agreements and 45% of our non-U.S. employees are covered by collective bargaining agreements or statutory trade union agreements. We are currently negotiating a collective bargaining agreement with unionized employees at our Burlington, Ontario facility, representing a total of 74 employees. Although we believe that our relations with our employees are good, we cannot assure you that we will be successful in negotiating new collective bargaining agreements, or that such negotiations will not result in significant increases in the cost of labor, including healthcare, pensions or other benefits. Any potential strikes or work stoppages, and the resulting adverse impact on our relationships with customers, could have a material adverse effect on our business, financial condition, results of operations or cash flows. Similarly, a protracted strike or work stoppage at any of our major customers, suppliers or other vendors could materially adversely affect our business.

Risks Related to Acquisitions

We may not be able to effectively integrate acquired companies into our operations.

We have completed 15 acquisitions since 1999. We seek acquisition opportunities that complement and expand our operations and that will help create stockholder value over the long term. We cannot assure you that we will be able to effectively integrate our recent or future acquisitions into our operations. We may not be able to do so successfully without substantial costs, delays or other difficulties. We could face significant challenges in consolidating functions and integrating procedures, information technology systems, personnel, product lines and operations in a timely and efficient manner. We may encounter difficulties in training our sales forces to work with new products and customers.

The integration process is complex and time-consuming, may be disruptive to our businesses, and may cause an interruption of, or a loss of momentum in, our businesses as a result of a number of obstacles, such as:

•	the loss of significant customers;

•	the need to retrain skilled engineering, sales and other personnel resulting from the loss of key employees;

•	the failure to maintain the quality of customer service that each business has historically provided;

•	the need to coordinate geographically diverse organizations;

•	retooling and reprogramming of equipment and information technology systems; and

•	the resulting diversion of management’s attention from our day-to-day business and the need to hire additional management personnel to address integration obstacles.

If we are not successful in integrating our recent and future acquisitions into our operations, if the integration takes longer than anticipated, if the companies or assets we acquire do not perform as we anticipate, or if the integrated product and service offerings fail to achieve market acceptance, our business, financial position, results of operations and cash flows could be adversely affected.

We may not be able to realize the anticipated cost savings, synergies or revenue enhancements from acquisitions, and we may incur significant costs to achieve these savings.

Even if we are able to integrate successfully our operations and the operations of our recent and any future acquisitions, we may not be able to realize the cost savings, synergies or revenue enhancements that we anticipate from these acquisitions, either as to amount or in the time frame that we expect. Our ability to realize anticipated cost savings, synergies and revenue enhancements may be affected by a number of factors, including the following:

•

our ability to effectively eliminate duplicative backoffice overhead and overlapping sales personnel, rationalize manufacturing capacity, synchronize information technology systems, consolidate warehousing and distribution facilities and shift production to more economical facilities;

•

our incurrence of significant cash and non-cash integration and implementation costs or charges in order to achieve those cost savings, which could offset any such savings and other synergies resulting from our recent or future acquisitions; and

•	our ability to avoid labor disruption in connection with integration efforts.

In addition, our growth to date has placed, and future acquisitions could continue to place, significant demand on our administrative, operational and financial resources.

Future acquisitions and strategic alliances are a key component of our anticipated growth. We may not be able to identify or complete future acquisitions or strategic alliances.

A significant portion of the industries that we serve are mature industries. As a result, our recent growth has resulted in large part from, and our future growth will depend in part on, the successful acquisition and integration of businesses into our existing operations. While we are focused on adding strategic pieces to our operations by acquiring companies, manufacturing and service assets and technologies that complement our existing businesses, we may not be able to identify and successfully negotiate suitable acquisitions, obtain financing for future acquisitions on satisfactory terms, obtain regulatory approval or otherwise complete acquisitions in the future. In addition, opportunities to enter into additional aftermarket RSP or alliances may be limited. Aftermarket RSPs will have an impact on the rate of future growth and profitability as a result of the business mix between aftermarket and OEM, the number of new RSPs entered into, the level of aftermarket volume, increasing management fees, the amortization of the participation fees, and the expiration of the Singapore pioneer tax incentive program on these programs.

Risks Related to the Industries in Which We Operate

We operate in very competitive markets. We may not be able to compete effectively with our competitors, and competitive pressures could adversely affect our business, financial condition and results of operations.

Our three business segments compete with a number of larger and smaller companies in the markets we serve. Some of our competitors have greater financial, production, research and development or other resources than we do. Within Barnes Aerospace, certain of our OEM customers compete with our repair and overhaul business. Some of our OEM customers in the aerospace industry also compete with us where they have the ability to manufacture the components and assemblies that we supply to them but have chosen, for capacity limitations, cost considerations or other reasons, to outsource the manufacture to us. Our three businesses compete on the basis of price, service, quality, reliability of supply, technology, innovation and, in the case of Barnes Aerospace and Associated Spring, design. We must continue to make investments to maintain and improve our competitive position. We cannot assure you that we will have sufficient resources to continue to make such investments or that we will be successful in maintaining our competitive position. Our competitors may develop products or services, or methods of delivering those products or services, that are superior to our products, services or methods. Our competitors may also adapt more quickly than we to new technologies or evolving customer requirements. Pricing pressures could cause us to adjust the prices of certain of our products to stay competitive. We cannot assure you that we will be able to compete successfully with our existing or future competitors. Also, if consolidation of our existing competitors occurs, we expect the competitive pressures we face to increase. Our failure to compete successfully could adversely affect our business, financial condition, results of operations and cash flows.

Our customers’ businesses are generally cyclical. Weaknesses in the industries in which our customers operate could impact our revenues and profitability.

The industries to which we sell our products are cyclical and tend to decline in response to overall declines in industrial production. Barnes Aerospace is heavily dependent on the aerospace industry, and Associated Spring is dependent on the transportation industry, both of which are cyclical. As a result, our business is also cyclical. In addition, many of our customers have historically experienced periodic downturns, which often have had a negative effect on demand for our products. For example, lower production rates in the transportation markets and reduced overall sales of telecommunications and electronics products adversely affect the volume and price of orders placed for products used to manufacture these products, including our springs. Prior industry downturns have negatively affected our net sales, gross margin, net income and cash flows. For example, there was a downturn in the aerospace industry in the beginning of this decade which resulted in a sharp decrease globally in new commercial aircraft deliveries, order cancellations or deferrals by the major airlines and reduced demand for our aerospace components and overhaul and repair services. While there has been a recovery in commercial air traffic, any future downturn could adversely affect our business, financial condition, results of operations and cash flows.

Original equipment manufacturers in the transportation and aerospace industries have significant pricing leverage over suppliers and may be able to achieve price reductions over time.

There is substantial and continuing pressure from OEMs in the transportation, including automotive, and aerospace industries to reduce the prices they pay to suppliers. We attempt to manage such downward pricing pressure, while trying to preserve our business relationships with our customers, by seeking to reduce our production costs through various measures, including purchasing raw materials and components at lower prices and implementing cost-effective process improvements. Our suppliers, have periodically resisted and, in the future, may resist pressure to lower their prices and may seek to impose price increases. In the past, our efforts to convince our key transportation OEM customers to share in raw material price increases were met with limited success. If we are unable to offset OEM price reductions through these measures, our gross margins, profitability and cash flows could be adversely affected. In addition, OEMs have substantial leverage in setting purchasing and payment terms, including the terms of accelerated payment programs under which payments are made prior to the account due date in return for an early payment discount. OEMs can unexpectedly change their purchasing policies or payment practices, which could have a negative impact on our short-term working capital.

Demand for our defense-related products depends on government spending.

An increasing portion of Barnes Aerospace’s sales are derived from the military market. The military market is largely dependent upon government budgets, particularly the U.S. defense budget. The funding of government programs is subject to Congressional appropriation. Although multi-year contracts may be authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may be expected to continue for several years. Consequently, programs are often only partially funded and additional funds are committed only as Congress makes further appropriations. We cannot assure you that an increase in defense spending will be allocated to programs that would benefit our business. Moreover, we cannot assure you that new military aircraft programs in which we participate will enter full-scale production as expected. A decrease in levels of defense spending or the government’s termination of, or failure to fully fund, one or more of the contracts for the programs in which we participate could have a material adverse effect on our financial position and results of operations.

A downturn in the transportation industry could adversely affect our business and financial results.

We derive a large portion of our sales from the transportation industry. Recently, that industry has suffered from certain financial pressures which have had negative consequences for companies in or with customers in the transportation industry. The transportation industry has generally suffered from unfavorable pricing pressures in North America and Europe. The operation of our business within that industry subjects us to the pressures applicable to all companies operating in it. While the precise effects of such instability on the transportation industry are difficult to determine, they may negatively impact our business, financial condition, results of operations and cash flows.

The consolidation occurring in the industries in which we operate could adversely affect our business and financial results.

The industries in which we operate have been experiencing consolidation, particularly in the aerospace industry. There has been consolidation of both suppliers, including us and our competitors, and the customers we serve. Supplier consolidation is in part attributable to OEMs more frequently awarding long-term sole source or preferred supplier contracts to the most capable suppliers in an effort to reduce the total number of suppliers from whom components and systems are purchased. We cannot assure you that our business, financial condition, results of operations or cash flows will not be adversely impacted as a result of consolidation by our competitors or customers.

The aerospace industry is highly regulated. Complications related to aerospace regulations may adversely affect Barnes Aerospace.

A substantial portion of our income is derived from our aerospace business. The aerospace industry is highly regulated in the United States by the Federal Aviation Administration, or FAA, and in other countries by similar regulatory agencies. We must be certified by these agencies and, in some cases, by individual OEMs in order to engineer and service systems and components used in specific aircraft models. If material authorizations or approvals were delayed, revoked or suspended, Barnes Aerospace would be adversely affected. New or more stringent governmental regulations may be adopted, or industry oversight heightened, in the future, and we may incur significant expenses to comply with any new regulations or any heightened industry oversight.

Environmental regulations impose costs and regulatory requirements on our operations. Environmental compliance may be more costly than we expect, and we may be subject to material environmental-based claims in the future.

Our past and present business operations and past and present ownership and operations of real property and the use, sale, storage and handling of chemicals and hazardous products, subject us to extensive and changing federal, state and local environmental laws and regulations, as well as those of other countries, pertaining to the discharge of materials into the environment, enforcement, disposition of wastes (including hazardous wastes), the use, shipping, labeling, and storage of chemicals and hazardous materials, or otherwise relating to protection of the environment. We have experienced, and expect to continue to experience, costs to comply with environmental laws and regulations. In addition, new laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements could require us to incur costs or become subject to new or increased liabilities that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We use and generate hazardous substances and wastes in our operations. In addition, many of our current and former properties are or have been used for industrial purposes. Accordingly, we monitor hazardous waste management and applicable environmental permitting and reporting for compliance with applicable laws at our locations in the ordinary course of our business. We may be subject to potential material liabilities relating to any investigation and clean-up of our locations or properties where we delivered hazardous waste for handling or disposal that may be contaminated and to claims alleging personal injury.

High fuel prices may impact our operating results.

Fuel costs constitute a significant portion of operating expenses for companies in the aerospace industry. Widespread disruption to oil production, refinery operations and pipeline capacity in certain areas of the United States can increase the price of jet fuel significantly. Conflicts in the Middle East, an important source of oil for the U.S. and other countries where we do business, cause prices for fuel to be volatile and often significantly higher than historic levels. Because many of our customers and we are in the aerospace industry, increased fuel costs could have a material adverse effect on our financial condition or results of operations. The price of fuel generally impacts the cost of operating our manufacturing and distribution operations. Additionally, higher fuel costs may increase our freight expenses.

Products and services of the mature industries in which we operate may be rendered obsolete by new products, technologies and processes.

Our manufacturing operations focus on highly engineered components which require extensive engineering and research and development time. Our competitive advantage may be adversely impacted if we cannot continue to introduce new products ahead of our competition, or if our products are rendered obsolete by other products or by new, different technologies and processes.

Risks Related to the Offering

The notes rank junior in right of payment to our senior debt and effectively junior to the liabilities of our subsidiaries.

The notes are subordinated to all of our existing and future senior debt. The notes are not secured by any of our assets. In the event we default on any of our senior debt or in the event we undergo a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, the proceeds of the sale of our assets would first be applied to the repayment of our senior debt before any of those proceeds would be available to make payments on our subordinated debt, including the notes. Accordingly, upon an acceleration of the notes, there may be no assets remaining from which claims of the holders of the notes could be satisfied or, if any assets remained, they might be insufficient to satisfy those claims in full.

No payments in respect of the notes will be permitted during certain periods when an event of default under our senior debt permits the senior debt lenders to accelerate its maturity.

In addition, the notes are not guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. As a result, the notes effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. At December 31, 2006, after giving effect to the sale of the notes in our private placement on March 12, 2007 and the application of proceeds therefrom, we and our subsidiaries would have had approximately $445.2 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, excluding intercompany indebtedness, of which $245.2 million aggregate principal amount would have been senior indebtedness or effectively senior in right of payment to the notes and $200.0 million aggregate principal amount would have been senior subordinated indebtedness, including the $100.0 million aggregate principal amount of our 3.75% convertible senior subordinated notes due 2025 ranking pari passu in right of payment with the notes.

In addition, the indenture governing the notes does not restrict us or our subsidiaries from incurring debt (including senior debt) in the future. The incurrence by us of additional senior debt or by our subsidiaries of additional debt and other liabilities will increase the risks described above.

We may depend on the cash flows of our subsidiaries in order to satisfy our obligations under the notes.

We are an operating entity which also conducts a significant portion of our business through our subsidiaries. Our operating cash flows and consequently our ability to service our debt, including the notes, is therefore partially dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries. Our subsidiaries are separate legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to the notes or to make any funds available for that purpose. Our subsidiaries’ ability to make payments may be subject to the availability of sufficient surplus funds, the terms of such subsidiaries’ indebtedness, applicable laws and other factors.

There is no public market for the notes, which could limit their market price or the ability to sell them.

There is no established public trading market for the notes. The notes originally issued in the private offering are eligible for trading on the PORTAL Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL Market. The notes will not be listed on any securities exchange or included in any automated dealer quotation system. We cannot assure you that an active trading market for the notes will develop or, if such a market develops, that you will be able to sell your notes.

If a trading market does not develop or is not maintained, holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If a market for the notes develops, any such market may be discontinued at any time. If a public trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, the price of our common stock into which the notes are convertible, prevailing interest rates, our operating results and the market for similar securities. Depending on the price of our common stock into which the notes are convertible, prevailing interest rates, the market for similar securities and other factors, including our financial condition, the notes may trade at a discount from their principal amount.

We may not have the funds necessary to finance the repurchase of the notes or to pay the cash payable upon a conversion or we may otherwise be restricted from making such payments which may increase your credit risk.

On March 15, 2014, March 15, 2017 and March 15, 2022 or in the event of a fundamental change (as defined in the indenture governing the notes offered hereby), holders may require us to repurchase their notes at a price of 100% of the principal amount of the notes, plus accrued and unpaid interest, including contingent interest and additional amounts, to the repurchase date. Upon a conversion, we will be required to make a cash payment of up to $1,000 for each $1,000 in principal amount of notes converted. However, it is possible that we will not have sufficient funds available at such time to make the required repurchase or settlement of converted notes. In addition, some of our existing financing agreements contain, and any future credit agreements or other agreements relating to our indebtedness could contain, provisions prohibiting the repurchase of the notes under certain circumstances, or could provide that a fundamental change constitutes an event of default under that agreement, or restrict our ability to make cash payments upon conversion of the notes. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the notes or making the cash payment upon conversion when we become obligated to do so, we could seek the consent of the lenders to repurchase the notes or settle the conversion or attempt to refinance the other debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the notes or settle the conversion without potentially causing a default under the other debt. Our failure to repurchase tendered notes or to pay any cash payable on a conversion would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

In addition, certain important corporate events such as a leveraged recapitalization that would increase the level of our debt, may not constitute a fundamental change.

The price of our common stock historically has been volatile, which may make it difficult for you to resell the notes or any common stock into which the notes are convertible, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and, thus, the conversion price of the notes.

Subject to certain conditions, the notes are convertible into cash and possibly shares of our common stock, the amount of which will be based on the market price of our common stock at the time of conversion. The market price of our common stock historically has experienced and may continue to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. The trading price of the notes is expected to be affected significantly by the price of our common stock.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. As of December 31, 2006, 8,821,818 shares of our common stock were reserved for issuance for outstanding stock options and restricted stock units. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sales of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock.

The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

The additional shares of common stock payable on any notes converted in connection with specified corporate transactions may not adequately compensate you for any loss you may experience as a result of such specified corporate transactions.

If certain specified corporate transactions occur on or prior to March 20, 2014, we will under certain circumstances increase the conversion rate on notes converted in connection with the specified corporate transaction by a number of additional shares of common stock. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in the specified corporate transaction as described under “Description of Notes—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control.” The additional shares of common stock issuable upon conversion of the notes in connection with a specified corporate transaction may not adequately compensate you for any loss you may experience as a result of such specified corporate transaction. If the specified corporate transaction occurs after March 20, 2014 or if the price paid per share of our common stock in the specified corporate transaction is less than the common stock price at the date of issuance of the notes or above a specified price, there will be no increase in the conversion rate. In addition, in certain circumstances upon a change of control arising from our acquisition by a public company, we may elect to adjust the conversion rate as described under “Description of Notes—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” and, if we so elect, holders of notes will not be entitled to the increase in the conversion rate determined as described above.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of Notes—Conversion Procedures—Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. We cannot assure you that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

We recommend that you consider the U.S. federal income tax consequences of owning and disposing of the notes.

The notes are characterized as indebtedness for U.S. federal income tax purposes. Accordingly, you will be required to include, in your income, interest with respect to the notes.

The notes also are characterized as contingent payment debt instruments for U.S. federal income tax purposes and are subject to Treasury regulations applicable to contingent payment debt instruments. Consequently, the notes are treated as issued with original issue discount for U.S. federal income tax purposes, and you are required to include such original issue discount in your income as it accrues. The amount of original issue discount required to be included by you in your income for each year generally is and will be in excess of the payments on the notes (i.e., in excess of the stated semi-annual regular interest payments and any contingent interest payments) in that year.

You will recognize gain or loss on the sale, exchange, conversion or redemption of a note in an amount equal to the difference between the amount realized, including the fair market value of our common stock received, and your adjusted tax basis in the note. Any gain recognized by you on the sale, exchange, conversion or redemption of a note will be treated as ordinary interest income. A discussion of the U.S. federal income tax consequences of ownership of the notes is contained in this prospectus under the heading “Certain U.S. Federal Income Tax Considerations.”

The conditional conversion feature of the notes could result in you not receiving the value of the common stock into which the notes are convertible.

The notes are convertible into cash and shares of common stock, if any, only if specific conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which your notes would otherwise be convertible.

Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion right.

The conversion value that you will receive upon conversion of your notes is in part determined by the average of the last reported sale prices of our common stock for the 20 trading days beginning on the second trading day immediately following the day the notes are tendered for conversion (assuming we do not elect to pay cash to holders of notes in lieu of the residual value shares), or, if tendered within 20 days leading up to the maturity date or a specified redemption date, beginning on the fifth day following the maturity date or the redemption date. Accordingly, if the price of our common stock decreases after you tender your notes for conversion, the conversion value you will receive may be adversely affected.

Fraudulent transfer statutes may limit your rights as a noteholder.

Federal or state fraudulent transfer laws permit a court, if it makes certain findings, to:

•	avoid all or a portion of our obligations under the notes to you;

•	subordinate our obligations under the notes to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

•	take other action detrimental to you, including, in some circumstances, invalidating the notes.

If a court were to take any of those actions, we cannot assure you that you would ever be repaid.

Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

•	issued the notes with the intent of hindering, delaying or defrauding current or future creditors;

•

received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes and were insolvent or were rendered insolvent by reason of the issuance of the notes;

•	were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

•

intended to incur, or believed (or should have believed) we would incur, debts beyond our ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes).

Different jurisdictions define “insolvency” differently. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if (1) the fair market value (or fair saleable value) of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured or (2) we were incurring debts beyond our ability to pay as such debts mature. We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

Risks Related to our Common Stock

Limited trading volume of our common stock may contribute to its price volatility.

Our common stock is traded on the New York Stock Exchange. During 2006, the average consolidated daily trading volume for our common stock as reported by the New York Stock Exchange was approximately 368,320 shares. We are uncertain as to whether a more active trading market in our common stock will develop. As a result, relatively small trades may have a significant impact on the trading price of our common stock. Other factors may also affect the volatility of the trading price of our common stock.

Certain provisions of our certificate of incorporation, by-laws and the Delaware General Corporation Law may have possible anti-takeover effects.

Some of the provisions of our certificate of incorporation and by-laws could discourage, delay or prevent an acquisition of our business at a premium price. The provisions:

•	permit the board of directors to increase its own size and fill the resulting vacancies;

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize the issuance of up to 3,000,000 shares of preferred stock in one or more series without a stockholder vote; and

•	under certain circumstances, require a 70% super-majority vote to approve certain mergers and other business combinations between us and any holder of 5% or more of our common stock.

In addition, Section 203 of the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock.

We may not be able to pay dividends on our common stock.

While we historically have paid dividends on our common stock, we are under no obligation to declare or pay such dividends. The declaration and payment of dividends on our common stock in the future is subject to, and will depend upon, among other things:

•	our future earnings and financial condition, liquidity and capital requirements;

•	our ability to pay dividends under our debt arrangements; and

•	other factors deemed relevant by our board of directors.

If we cease to pay or reduce the amount of dividends on our common stock, the market price of our common stock may decline. Certain of our debt agreements contain covenants and provisions that restrict the amount of dividends our subsidiaries may make, and certain of our other debt agreements contain financial covenants that require the maintenance of interest coverage and leverage ratios and minimum levels of net worth. Such covenants and restrictions may restrict the amount of dividends we may make under such agreements.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling security holders of the securities offered by this prospectus.

PRICE RANGE OF COMMON STOCK

Our common stock is currently quoted on the New York Stock Exchange under the symbol “B.” The following table shows, for the periods indicated, the high and low closing prices per share of our common stock as reported on the New York Stock Exchange. A two-for-one stock split occurred on June 9, 2006. The prices in this table have been adjusted to reflect the impact of this stock split. The market price for our common stock may continue to be subject to wide fluctuations in response to a variety of factors, some of which are beyond our control. See “Risk Factors—Risks Related to our Common Stock.”

Quarter Ended	High	Low
Fiscal Year Ended December 31, 2005
First Quarter	14.48	11.86
Second Quarter	17.35	12.65
Third Quarter	18.60	16.41
Fourth Quarter	18.28	15.98
Fiscal Year Ended December 31, 2006
First Quarter	20.27	16.13
Second Quarter	23.98	18.72
Third Quarter	20.03	15.30
Fourth Quarter	22.04	17.14
Fiscal Year Ended December 31, 2007
First Quarter	24.95	19.76
Second Quarter (through April 5, 2007)	23.26	22.62

On April 5, 2007, the reported last sale price for our common stock on the New York Stock Exchange was $23.13 per share. We encourage you to obtain current market quotations for our common stock before deciding whether to purchase our notes from this offering.

At February 21, 2007, there were 52,619,283 shares of our common stock outstanding. As of February 6, 2007, there were 6,932 holders of record of the Company’s common stock and approximately 15,208 holders, which includes holders of record, brokers and other institutions.

DIVIDEND POLICY

We pay quarterly dividends on shares of our common stock. Adjusted to reflect a two-for-one split that occurred on June 9, 2006, we paid dividends of $0.10 per share for the quarters ended March 31, 2005 and June 30, 2005, $0.11 per share for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006, and $0.125 per share for the quarters ended June 30, 2006, September 30, 2006 and December 31, 2006. On February 15, 2007, we declared a first quarter dividend of $0.125 per share, which was paid on March 9, 2007. We have paid dividends on shares of our common stock since 1934. We cannot assure you that we will continue to pay dividends with respect to any future quarter or, if we pay dividends, the amount of the dividends. Certain of our debt agreements contain covenants and provisions that restrict the amount of dividends our subsidiaries may make, and certain of our other debt agreements contain financial covenants that require the maintenance of interest coverage and leverage ratios and minimum levels of net worth. Such covenants and restrictions may restrict the amount of dividends we may make under such agreements.

CAPITALIZATION

The following table sets forth, as of December 31, 2006, our capitalization on an actual basis and on an as adjusted basis to give effect to the receipt of the net proceeds from the sale of the notes in our private placement on March 12, 2007. You should read the following information in conjunction with our consolidated financial statements and related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our Form 10-K for the fiscal year ended December 31, 2006.

The number of shares of common stock outstanding excludes:

•	8,821,818 shares of common stock reserved for issuance for outstanding stock options under all of our stock plans as of December 31, 2006; and

•	the shares of common stock issuable upon conversion of the notes and of the outstanding 3.75% convertible senior subordinated notes due 2025.

	As of December 31, 2006
	Actual	As Adjusted
	(in thousands)
Debt:
Current debt
Notes payable	$5,600	$5,600

Long-term debt (including current maturities):
Revolving credit facility	203,500	121,600
7.66% senior notes due 2007	24,500	24,500
7.80% senior notes due 2010	45,500	45,500
9.34% senior notes due 2008	40,826	40,826
3.75% convertible senior subordinated notes due 2025	100,000	100,000
3.375% convertible senior subordinated notes due 2027	—	100,000
Other (industrial revenue bonds and capital leases)	7,155	7,155

Total long-term debt (including current maturities)	421,482	439,582

Total debt	$427,082	$445,182

Stockholders’ equity:
Common Stock, par value $0.01 per share, 150,000,000 shares authorized; 52,639,594 shares issued, actual and as adjusted; 52,408,853 shares outstanding, actual and as adjusted	$526	$526
Additional paid-in capital	194,210	194,210
Treasury stock of 230,741 shares, at cost	(4,608)	(4,608)
Retained earnings	352,823	352,823
Accumulated other non-owner changes to equity	(23,156)	(23,156)
Total stockholders’ equity	519,795	519,795

Total capitalization	$946,876	$964,976

Totals may not add due to rounding

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following summary historical consolidated financial information as of and for each of the three years in the period ended December 31, 2006, and certain of such information in the two year period ended December 31, 2003, has been derived from, and should be read together with, our consolidated financial statements, and the related notes, and our selected financial data, which are incorporated by reference in this prospectus. Certain of the summary historical consolidated financial information as of and for each of the two years in the period ended December 31, 2003 has been derived from our audited consolidated financial statements, and the related notes, for such years.

EBITDA is a measurement not in accordance with generally accepted accounting principles, or GAAP. We define EBITDA as net income plus income taxes, interest expense and depreciation and amortization. We do not intend EBITDA to represent cash flows from operations as defined by GAAP, and you should not consider it as an alternative to net income, net cash provided by operating activities or any other items calculated in accordance with GAAP, or as an indicator of our operating performance. Our definition of EBITDA may not be comparable to EBITDA as defined by other companies. We believe EBITDA is commonly used by financial analysts and others in the industries in which we operate and, thus, provides useful information to investors. Our non-GAAP measure of EBITDA excludes income taxes, depreciation and amortization, and interest expense which we incur in the normal course of business. Accordingly, our calculation has limitations depending on its use.

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations, before income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, less interest capitalized. Fixed charges consists of interest on indebtedness, including amounts capitalized, amortization of debt financing costs and that portion of rental expense that we believe to be a reasonable estimate of the interest factor (deemed to be 33% of rental expense).

	Year Ended December 31,
	2002(4)	2003(4)	2004(4)	2005(3)(4)	2006(5)
Statements of Income (in millions, except per share data)
Net Sales	$784.0	$890.8	$994.7	$1,102.2	$1,259.7
Cost of Sales	530.6	577.0	652.9	705.5	797.5
Selling and administrative expenses	216.3	267.5	291.4	320.3	345.2

Operating income	37.1	46.4	50.4	76.4	117.0
Other income	3.7	3.3	2.1	10.4	1.2
Interest expense	14.8	15.8	15.4	17.6	23.7
Other expenses	0.6	1.1	1.3	1.1	1.3

Income before income taxes	25.4	32.7	35.9	68.2	93.2
Income taxes	3.0	3.6	5.9	13.6	19.4

Net income before cumulative effect of a change in accounting principle	22.4	29.1	30.0	54.5	73.8
Cumulative effect of a change in accounting principle, net of taxes	0.0	0.0	0.0	(0.4)	0.0

Net Income	$22.4	$29.1	$30.0	$54.2	$73.8

Per Common Share(2)
Net income(1)
Basic	$0.60	$0.68	$0.65	$1.15	$1.46
Diluted	0.58	0.66	0.63	1.10	1.39
Dividends	0.40	0.40	0.40	0.42	0.485

Average common shares outstanding (in millions)
Basic	37.5	43.0	46.2	47.2	50.7
Diluted	38.4	44.2	47.9	49.0	52.9

Other Financial Data (in millions)
Capital expenditures	$19.4	$18.4	$28.5	$26.1	$41.7
Depreciation and amortization	33.6	34.6	34.2	34.9	42.2
Net cash provided (used) by operating activities	54.4	59.3	52.7	69.7	114.3
Net cash provided (used) by investing activities	(48.0)	(95.5)	(75.6)	(85.5)	(247.3)
Net cash provided (used) by financing activities	(24.4)	54.5	7.7	7.9	140.9

EBITDA Reconciliation (in millions)
Net Income	$22.4	$29.1	$29.9	$54.2	$73.8
Income taxes	3.0	3.6	5.9	13.4	19.4
Depreciation and amortization	33.6	34.6	34.2	34.8	42.2
Interest expense	14.8	15.8	15.4	17.6	23.7

EBITDA	$73.9	$83.1	$85.4	$120.0	$159.1

Ratio of Earnings to Fixed Charges	2.3x	2.6x	2.8x	4.0x	4.2x

	As of December 31,
	2002(4)	2003(4)	2004(4)	2005(3)(4)	2006(5)
Balance Sheet Data (in millions)
Cash and cash equivalents	$28.4	$49.8	$36.3	$28.1	$35.4
Working capital	120.1	133.0	126.7	120.8	166.2
Property, plant and equipment	159.4	154.1	166.3	157.1	209.6
Total assets	666.8	844.5	942.8	1,005.9	1,336.5
Long-term debt and notes payable	221.0	241.0	268.0	286.0	427.1
Stockholders’ equity	222.5	335.4	356.4	401.2	519.8

Totals may not add due to rounding

(1)	All per share data is based on weighted average common shares outstanding during each year.
(2)	As adjusted for the two-for-one stock split in the second quarter of 2006.
(3)	The 2005 results include approximately $0.4 million, or $0.01 per share, of charges related to the cumulative effect of a change in accounting principle, net of taxes. These charges resulted from the adoption of FIN No. 47, “Accounting for Conditional Asset Retirement Obligations.”
(4)	Effective January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payment” which requires the cost of all share-based payments, including stock options, to be measured at fair value on the grant date and recognized in the results of operations. The Company elected to utilize the modified retrospective method of adoption and therefore all periods presented prior to January 1, 2006 were adjusted.
(5)	Effective December 31, 2006, the Company adopted SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” which requires the Company to recognize the overfunded or underfunded status of its defined benefit postretirement plans as an asset or liability in the statement of financial position and to recognize changes in the funded status in comprehensive income in the year in which the changes occur.

DESCRIPTION OF NOTES

We issued the notes under an indenture dated as of March 12, 2007, between us and The Bank of New York Trust Company, N.A., as trustee. The notes and any shares of common stock issuable upon their conversion are covered by a registration rights agreement, dated as of March 12, 2007, pursuant to which the registration statement of which this prospectus is a part is being filed (covering the resale of the notes and the common stock issuable upon conversion of the notes). As a holder of our notes, you may request a copy of the indenture and the registration rights agreement from the trustee.

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture and the registration rights agreement because those documents, and not this description, define each holder’s rights as a holder of the notes.

As used in this “Description of Notes” section, references to “Barnes,” the “company,” “we,” “us” and “our” refer only to Barnes Group Inc. and do not include its subsidiaries.

General

The notes mature on March 15, 2027 unless earlier converted, redeemed or repurchased. Each holder has the option, subject to certain qualifications and the satisfaction of certain conditions and during the periods described below, to convert its notes into cash and shares, if any, of our common stock at an initial conversion rate of 34.8646 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $28.68 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon a surrender of a holder’s notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. We will deliver cash or shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation, as described below under “—Conversion Procedures—Payment upon Conversion.” If we deliver shares of common stock upon conversion of a note, a holder will not receive fractional shares but a cash payment to account for any such fractional share as described below. A holder will not receive any cash payment for interest (or contingent interest or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below herein.

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt, or issuing or repurchasing our securities.

You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us except to the extent described below under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change.”

The notes were issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a note” or “each note” in this prospectus refer to $1,000 principal amount of the notes. The notes are limited to $100 million aggregate principal amount.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Any reference to “common stock” means our common stock, $0.01 par value per share.

Subordination of the Notes

The payment of the principal of, premium, interest, including contingent interest and additional amounts, if any, on the notes is subordinated to the prior payment in full of all existing and future senior indebtedness (including our revolving credit facility). If we dissolve, wind-up, liquidate or reorganize, or if we are the subject of any bankruptcy, insolvency, receivership or similar proceedings, we must pay the holders of senior indebtedness in full before we pay the holders of the notes. If the notes are accelerated because of an event of default under the indenture, the holders of senior indebtedness are entitled to be paid in full all amounts due and owing thereunder before the note holders. The indenture requires that we promptly notify holders of senior indebtedness if payment of the notes is accelerated because of an event of default under the indenture.

We may not make any payment on the notes or purchase or otherwise acquire the notes (including paying the cash portion of our conversion obligation) if:

•	a default in the payment of any senior indebtedness occurs and is continuing beyond any applicable period of grace, or

•

any other default under the terms of designated senior indebtedness occurs and is continuing that permits (or with the giving of notice or passage of time would permit) holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice from us or any other person permitted to give such notice under the indenture.

We are required to resume payments on the notes:

•	in case of a payment default of senior indebtedness, upon the date on which such default is cured or waived or ceases to exist, and

•

in case of a nonpayment default under the terms of designated senior indebtedness, the earliest to occur of (i) the date on which such nonpayment default is cured or waived or ceases to exist or such designated senior indebtedness is discharged or paid in full, (ii) 179 days after the date on which the payment blockage notice is received and (iii) such payment blockage period shall have been terminated by written notice to us or the trustee from the person initiating such payment blockage period.

No new period of payment blockage may be commenced for a default unless 360 days have elapsed since our receipt of the prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be, or can be made, the basis for the commencement of a subsequent payment blockage period whether or not within a period of 360 consecutive days.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. These subordination provisions will not prevent the occurrence of any event of default under the indenture.

If either the trustee or any holder of notes receives any payment or distribution of our assets in contravention of these subordination provisions before all senior indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid.

We are an operating entity which also conducts a significant portion of our business through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends upon the earnings of our subsidiaries and upon the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. The notes are not guaranteed by any of our subsidiaries. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Creditors of each of our subsidiaries, including trade creditors, generally have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the notes. The notes, therefore, effectively are subordinated to the claims of creditors, including trade creditors, of our subsidiaries. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries also is contingent upon our subsidiaries’ earnings and could be subject to contractual or statutory restrictions.

At December 31, 2006, after giving effect to the offering of the notes to be registered under this prospectus and the application of proceeds therefrom, we and our subsidiaries would have had approximately $445.2 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, excluding intercompany indebtedness, of which $245.2 million aggregate principal amount would have been senior indebtedness or effectively senior in right of payment to the notes and $200.0 million aggregate principal amount would have been senior subordinated indebtedness, including the $100.0 million aggregate principal amount of our 3.75% convertible senior subordinated notes due 2025 ranking pari passu in right of payment with the notes. Neither we nor our subsidiaries are restricted under the indenture from incurring additional senior indebtedness or other additional indebtedness.

“Designated senior indebtedness” means (i) our revolving credit facility, the 7.66% senior notes due 2007 guaranteed by us, the 7.80% senior notes due 2010 guaranteed by us and our 9.34% senior notes due 2008 and (ii) any other senior indebtedness, the outstanding aggregate principal amount of which at the time of determination is equal to or greater than $25 million and that is specifically identified by us in the instrument governing or evidencing the indebtedness as “designated senior indebtedness.”

“Indebtedness” means:

(1)	all of our indebtedness, payment obligations and other monetary liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of our assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all of our reimbursement obligations and other monetary liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all of our payment obligations and other monetary liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on our balance sheet;

(4)	all of our payment obligations and other monetary liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including our payment obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(5)	all of our payment obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)	all of our direct or indirect guaranties or similar agreements by us in respect of, and all of our payment obligations or monetary liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, payment obligations or monetary liabilities of another person of the kinds described in clauses (1) through (5); and

(7)	any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, payment obligation or monetary liability of the kinds described in clauses (1) through (6).

“Senior indebtedness” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, our indebtedness (including our revolving credit facility), whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

(1)	indebtedness that expressly provides that such indebtedness will not be senior in right of payment to the notes or expressly provides that such indebtedness is on parity with or junior in right of payment to the notes;

(2)	any indebtedness to any of our majority-owned subsidiaries, other than indebtedness to such subsidiaries arising by reason of guarantees by us of indebtedness of any such subsidiary to a person that is not our subsidiary;

(3)	any liability for federal, state, local or other taxes owed or owing by us;

(4)	our 3.75% convertible senior subordinated notes due 2025; and

(5)	indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

No indebtedness is considered senior in right of payment solely by virtue of being secured on a first or junior priority basis. For the avoidance of doubt, the notes rank pari passu with our 3.75% convertible senior subordinated notes due 2025.

We will not incur any indebtedness that is senior in right of payment to the notes and subordinate in right of payment to any of our senior indebtedness.

Interest

The notes bear interest at a rate of 3.375% per year. We also will pay contingent interest on the notes in the circumstances described under “—Contingent Interest” and, if applicable, additional amounts in the circumstances described under “—Registration Rights.” Interest, including contingent interest and additional amounts, if any, shall be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2007.

Interest on a note, including contingent interest and additional amounts, if any, will be paid to the person in whose name the note is registered at the close of business on the March 1 or September 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that accrued and unpaid interest, including contingent interest and additional amounts, if any, payable upon redemption or repurchase by us will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is after a record date and on or prior to the related interest payment date, in which case interest shall be paid to the record holder on the record date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months and accrues from March 12, 2007 or from the most recent date to which interest has been paid or duly provided for.

Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless, as described below, such conversion occurs between a record date and the interest payment date to which that record date relates or such conversion occurs during a registration default as described under “—Registration Rights” below. If we deliver any shares of common stock upon surrender of a note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the closing price of the common stock on the trading day immediately prior to the conversion date. Our delivery to a holder of the full amount of cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued but unpaid interest (including contingent interest and additional amounts, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment upon receipt of our common stock upon conversion, see “Certain U.S. Federal Income Tax Considerations.”

Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date but prior to the opening of business on the interest payment date to which that record date relates, holders of such notes at the close of business on the record date will receive the interest, including contingent interest and additional amounts, if any, payable on the notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest and additional amounts, if any) payable on the notes so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or prior to the next interest payment date or (2) to the extent of any overdue interest (and any contingent interest and additional amounts) if any such interest exists at the time of conversion with respect to such note.

Contingent Interest

Beginning with the period commencing on March 20, 2014 and ending on September 14, 2014, and for each six month period thereafter (from March 15 to and including September 14 and from September 15 to and including March 14), we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the notes during the five consecutive trading days ending on the second trading day immediately preceding the first day of the applicable interest period (each such trading day during the five trading day period called the “determination date”) equals or exceeds 120% of the principal amount of the notes.

On any interest payment date when contingent interest is payable, the contingent interest payable per note will equal 0.25% per year of the average trading price of such note during the applicable five trading-day reference period. For the United States federal income tax consequences of the contingent interest, see “Certain U.S. Federal Income Tax Considerations.”

We will notify the holders of the notes upon making the determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the notes obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further that if no such bids can reasonably be received by the bid solicitation agent, then:

•

for purposes of any determination of whether contingent interest is payable or of the amount of any contingent interest, the trading price of the notes on any date of determination will equal the product of (i) the applicable conversion rate for the notes and (ii) the average closing price (as defined below under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition”) for our common stock on the five trading days ending on such determination date; and

•

for purposes of any determination of whether the condition to conversion of notes described under “—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition,” the trading price per $1,000 original principal amount of notes shall be deemed to be less than 98% of the product of the closing price of our common stock and the applicable conversion rate.

We will appoint a bid solicitation agent and we may change any bid solicitation agent. The bid solicitation agent may not be an affiliate of ours.

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common stock is then traded or quoted.

Optional Redemption by Barnes

Prior to March 20, 2014, the notes are not redeemable at our option. On or after March 20, 2014, we may redeem the notes for cash in whole or in part at any time for a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the redemption date.

If the redemption date occurs after a record date and on or prior to an interest payment date, accrued and unpaid interest (including contingent interest and additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

Once we have called the notes for redemption, notes or portions of notes will be convertible by the holder until the close of business on the business day prior to the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the notes if we have failed to pay any interest, including contingent interest and additional amounts, on the notes when due and such failure to pay is continuing.

Conversion Rights

General

Subject to the qualifications and the satisfaction of the conditions and during the periods described below, a holder may convert each of its notes prior to the close of business on the business day immediately preceding stated maturity into cash and shares of our common stock, if any, initially at a conversion rate of 34.8646 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $28.68 per share of common stock based on the issue price per note). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount. Upon surrender of a note for conversion, we will deliver cash and shares of our common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

A holder may convert its notes in whole or in part only in the following circumstances, which are described in more detail below, and to the following extent:

•	if the closing price of our common stock reaches a specified threshold;

•	subject to certain limitations, if the trading price for the notes falls below a specified threshold;

•	once we have called the notes for redemption;

•	on or after September 15, 2026; or

•	upon the occurrence of specified corporate transactions.

We refer to each of these events as a “conversion triggering event.”

We will notify holders by press release once the notes have become convertible upon any of the foregoing circumstances.

If we call a holder’s notes for redemption, the holder may convert the notes only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If a holder has already delivered a repurchase election with respect to a note as described under either “—Repurchase of Notes by Barnes at Option of Holder” or “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion upon Satisfaction of Sale Price Condition

Prior to September 15, 2026, a holder may surrender its notes for conversion during any fiscal quarter after the fiscal quarter ending March 31, 2007 if the closing price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is equal to or greater than 130% of the applicable conversion price per share of our common stock on such last trading day. Upon surrender by a holder of its notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

The “closing price” of our common stock or the capital stock or other equity interest of any of our subsidiaries on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported for composite transactions by the principal United States national or regional securities exchange on which our common stock or the capital stock or other equity interest of such subsidiary is traded or, if our common stock or the capital stock or other equity interest of such subsidiary is not listed on a United States national or regional securities exchange, as reported by Nasdaq National Market. The closing price will be determined without reference to after-hours or extended market trading. If our common stock or the capital stock or other equity interest of such subsidiary is not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “closing price” will be the last quoted bid price for our common stock or the capital stock or other equity interest of such subsidiary in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock or the capital stock or other equity interest of such subsidiary is not so quoted, the “closing price” will be the average of the mid-point of the last bid and asked prices for our common stock or the capital stock or other equity interest of such subsidiary on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

Conversion upon Satisfaction of Trading Price Condition

Prior to September 15, 2026, a holder may surrender any of its notes for conversion during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of that period was less than 98% of the product of the closing price of our common stock and the current conversion rate of the notes on each such day.

The trustee will have no obligation to determine the trading price of the notes as described in this section unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing price of our common stock and the current conversion rate of the notes. At such time, we will instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing price of our common stock and the current conversion rate of the notes.

Conversion upon Notice of Redemption

If we call any or all of the notes for redemption, a holder may convert any of its notes at any time prior to the close of business on the business day immediately prior to the redemption date. Upon surrender by a holder of its notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

Conversion on or after September 15, 2026

On or after September 15, 2026, a holder may convert any of its notes at any time prior to the close of business on the business day immediately preceding the stated maturity date.

Conversion upon Specified Corporate Transactions

Certain Distributions

If we elect to:

•

distribute to all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the closing price of a share of our common stock on the trading day immediately preceding the announcement date of the distribution, or

•

distribute to all holders of our common stock, assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the closing price of our common stock on the trading day immediately preceding the announcement date for such distribution, we must notify holders of the notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise could participate in the distribution without conversion in respect of notes held by the holder. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock, regular way on the relevant exchange or in the relevant market for the common stock, to its buyer. Upon surrender by a holder of its notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

Certain Corporate Transactions

If:

•	a “change of control” occurs pursuant to clause (1) of the definition thereof set forth under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change” below, or

•

a “change of control” occurs pursuant to clause (3) of the definition thereof set forth under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change” below pursuant to which our common stock would be converted into cash, securities or other property, in either case, regardless of whether a holder has the right to put the notes as described under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change,” then a holder may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their notes, until the fundamental change repurchase date). We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction).

If pursuant to such transactions our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the conversion obligation (as defined under “—Payment upon Conversion”) will be determined based upon the kind and amount of cash, securities or other property that a holder of a number of shares of common stock equal to the conversion rate would have received in the transaction. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in any such transaction, we will make adequate provision whereby the holders of the notes shall have a reasonable opportunity to determine the form of consideration into which all of the notes, treated as a single class, shall be convertible from and after the effective date of such transaction (subject to our ability to settle the conversion obligation in cash). Any such determination shall be subject to any limitations to which all of the holders of the common stock are subject, such as pro-rata reductions applicable to any portion of the consideration to be paid. We will agree in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

If a holder elects to convert its notes during the period specified above on or prior to March 20, 2014 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, we will increase the conversion rate by the additional shares as described below under “—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity.

If a transaction described above occurs, a holder can, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change.”

Conversion Procedures

To convert a note, a holder must do each of the following:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date a holder complies with these requirements is the “conversion date” under the indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. If a holder’s interest is a beneficial interest in a global note, in order to convert a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note.

The conversion agent is initially the trustee. The conversion agent will, on a holder’s behalf, convert the notes into cash and shares of common stock, if any. A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and, if shares of common stock are to be delivered, a stock certificate or certificates will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the number of shares of common stock as set forth below under “—Conversion Procedures —Payment upon Conversion.”

Payment upon Conversion

In connection with any conversion, we will satisfy our obligation to convert the notes (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of notes being converted a “settlement amount” consisting of:

1.	cash equal to the lesser of $1,000 and the conversion value (as defined below), and

2.	to the extent the conversion value exceeds $1,000, a number of shares (which we refer to as the “residual value shares”) equal to the sum of the daily share amounts (as defined below) for each trading day of the conversion reference period described below, subject to our right to deliver cash in lieu of all or a portion of such residual value shares as described below.

The “daily share amount” means, for each trading day of the conversion reference period, a number of shares equal to the greater of (i) zero and (ii) the quotient of (A) 5% of the difference between (x) the product of the conversion rate (plus any additional shares as described under “—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”) and the closing price of our common stock for such date, and (y) $1,000, divided by (B) the closing price of our common stock for such day.

We may elect to pay cash to holders of notes surrendered for conversion in lieu of all or a portion of the residual value shares of common stock issuable upon conversion of such notes. If we do so elect to pay cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (expressed as a percentage of each residual value share that will be paid in cash in lieu of our common stock) at any time on or before the date that is three business days following the conversion date (“cash settlement notice period”) unless we have already done so in connection with an optional redemption. If we timely elect to pay cash for any portion of the residual value shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period immediately following the cash settlement notice period (the “conversion retraction period”). If we do not make such an election no retraction can be made (and a conversion notice shall be irrevocable).

The amount of cash payable in such event in respect of each residual value share otherwise issuable upon conversion shall equal the sum of the residual cash value (as defined below) for such share calculated for each day of the conversion reference period. The “residual cash value” for each date shall be the product of (1) the percentage of each residual value share otherwise issuable upon conversion which we elect to pay in cash and (2) the cash value of the daily share amount for such date. The cash value of the daily share amount shall be determined by multiplying the daily share amount for such date by the closing price of our common stock for such date.

We will not issue fractional shares of common stock upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the closing price of our common stock on the trading day immediately preceding the conversion date. Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless such conversion occurs between a record date and the interest payment date to which that record date relates or as described under “—Registration Rights” below. We will deliver the settlement amount on the third business day following the date the settlement amount is determined.

The “conversion value” means the product of (1) the conversion rate in effect (plus any additional shares as described under “—Conversion Rights—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”), and (2) the average of the closing prices of our common stock for the trading days during the conversion reference period.

The “conversion reference period” with respect to any notes means the 20 consecutive trading days beginning on the second trading day after the conversion date or, if we elect to pay cash to holders of notes in lieu of all or a portion of the residual value shares, the second trading day after the conversion retraction period ends, except in circumstances where conversions occur within 20 days leading up to the maturity date or a specified redemption date, in which case the conversion reference period will be the 20 consecutive trading days beginning on the fifth trading day following the maturity date or the redemption date, as the case may be. In addition, if we choose to settle all or any portion of the residual value shares in cash in connection with conversions within 20 days leading up to the maturity date or a specified redemption date, we will send, on or prior to the maturity date or the specified redemption date, as the case may be, a single notice to the trustee of the residual value shares to be satisfied in cash.

If a holder tenders notes for conversion and the conversion value is being determined at a time when the notes are convertible into other property in addition to or in lieu of our common stock, the conversion value of each note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof during the conversion reference period. Settlement of notes tendered for conversion after the effective date will be as set forth above.

Upon the occurrence of a conversion triggering event, our requirement to pay in cash a portion of the conversion value of any notes tendered for conversion may constitute an event of default under the agreements governing certain of our indebtedness. See “Risk Factors—Risks Related to the Offering.” Upon the occurrence of a conversion triggering event, the ability of noteholders to convert their notes, or upon the occurrence of a fundamental change, the ability of the noteholders to have their notes repurchased by us, may constitute an event of default under certain of our indebtedness.”

Conversion Rate Adjustments

The applicable conversion rate is subject to adjustment, without duplication, upon the occurrence of any of the following events:

1.	the payment to all holders of common stock of dividends or other distributions payable in shares of our common stock or our other capital stock.

2.	subdivisions, splits and combinations of our common stock.

3.	the issuance to all holders of our common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 60 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than (or having a conversion price per share less than) the current market price on the trading day prior to the date upon which such distribution was publicly announced; provided that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration.

4.	distributions to all holders of our common stock, of shares of capital stock, evidences of indebtedness or other assets, including securities (but excluding rights, warrants or options listed in (3) above, dividends or distributions listed in (1) above and distributions consisting exclusively of cash), in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and

•

the denominator of which will be the current market price of our common stock on the record date fixed for the distribution minus the fair market value, as determined by our board of directors, of the portion of those assets, debt securities, shares of capital stock or rights or warrants so distributed applicable to one share of common stock.

If we distribute to holders of our common stock capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average of the closing price of those securities (where such closing prices are available) for the 10 trading days commencing on and including the fifth trading day after the “ex-dividend date” for such distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted.

5.	distributions of cash to all holders of our common stock (excluding (i) any dividend or distribution in connection with our liquidation, dissolution or winding-up or (ii) any quarterly cash dividends on our common stock to the extent that the aggregate cash dividend per share of our common stock in any fiscal quarter does not exceed $0.125 (such amount being the “dividend threshold amount”); the dividend threshold amount is subject to adjustment in a manner inversely proportionate to adjustments to the conversion rate (other than for adjustments due to cash dividends), in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and

•

the denominator of which will be (i) the current market price of our common stock on the record date fixed for the distribution minus (ii) the amount per share of such dividend or distribution minus the dividend threshold amount; if an adjustment is required to be made as a result of cash distributions that is not a regular quarterly dividend, the dividend threshold amount will be deemed to be zero.

6.	we or one of our subsidiaries makes a payment in respect of a tender offer (other than an odd-lot offer) or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, in which event the conversion rate will be increased by multiplying it by a fraction,

•

the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in such tender or exchange offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer; and

•

the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

7.	someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer, in which event the applicable conversion rate will generally be increased by multiplying such conversion rate by a fraction,

•

the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable to our stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchange and not withdrawn as of the expiration of the offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer; and

•

the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the trading day following the expiration of the tender or exchange offer.

The adjustment referred to in this clause (7) will be made only if:

•	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of common stock to more than 25% of the total shares of common stock outstanding; and

•

the cash and value of any other consideration included in the payment per share of common stock exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

However, the adjustment referred to in this clause (7) will generally not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation, merger, binding share exchange or a sale of all or substantially all of our assets.

In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our notes resulting from any dividend or distribution of capital stock issuable upon conversion of the notes (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law and New York Stock Exchange listing requirements, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days’ prior notice of such an increase in the conversion rate.

“Current market price” of our common stock on any day means the average of the closing price per share of our common stock (as defined above under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition”) for each of the 20 consecutive trading days ending on the earlier of the day in question and the trading day before the “ex-dividend date” with respect to the issuance or distribution requiring such computation, subject to adjustment by our board of directors if another transaction requiring an adjustment to the conversion rate occurs during such 20-day period.

To the extent that we have a rights plan in effect upon any conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (4) above. A further adjustment will occur as described in clause (4) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in each case, in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion by a holder of its notes it will be entitled to receive the same type of consideration that it would have been entitled to receive had it owned a number of shares of our common stock equal to the conversion rate immediately prior to any of these events multiplied by the principal amount of the notes converted. The conversion value and the amounts received in settlement of our conversion obligation will be computed as set forth under “—Conversion Procedures—Payment upon Conversion” above and will be determined based on the kind and amount of shares of stock, securities or other property (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction.

The applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, including contingent interest and additional amounts, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment to the applicable conversion rate will be required unless the adjustment would require an increase or decrease of at least 1.0% of the applicable conversion rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than 1.0% will be carried forward and be made on the first to occur of (i) any subsequent adjustment, (ii) the first day of the next calendar year and (iii) any conversion of the notes.

You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations, requiring a conversion rate adjustment. See “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Conversion Rate Adjustments” and “—Non-U.S. Holders—Payments on Common Stock and Adjustments to Conversion Rate.”

Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control

If the effective date or anticipated effective date of certain corporate transactions as described under “—Conversion Rights—Conversion upon Specified Corporate Transactions—Certain Corporate Transactions” occurs on or prior to March 20, 2014 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, we will increase the conversion rate for the notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below. Notwithstanding the first sentence of this paragraph, if we elect to adjust the conversion rate and our conversion obligation as described below under “—Conversion After a Public Acquirer Change of Control,” the provisions described in that section will apply instead of the provisions described in this paragraph. We will notify holders, at least 20 days prior to the anticipated effective date of such corporate transaction and whether we elect to increase the conversion rate as described below or to modify the conversion obligation as described below.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing prices (as defined under “—Conversion Rights— Conversion upon Satisfaction of Sale Price Condition” above) of our common stock on the five trading days immediately prior to but not including the effective date of the corporate transaction.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under “—Conversion Procedures—Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Procedures—Conversion Rate Adjustments.”

The following table sets forth the hypothetical stock price, effective date and number of additional shares per $1,000 principal amount of notes:

	Stock Price
Effective Date	$21.09	$23.00	$25.00	$28.68	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$100.00
6-Mar-07	12.55	10.49	8.88	6.68	6.09	4.38	3.28	2.51	1.99	1.31	0.91	0.66	0.36
15-Mar-08	12.55	10.41	8.73	6.46	5.87	4.14	3.04	2.30	1.80	1.16	0.79	0.57	0.31
15-Mar-09	12.55	10.29	8.52	6.17	5.56	3.81	2.72	2.00	1.53	0.95	0.63	0.44	0.23
15-Mar-10	12.55	10.15	8.28	5.84	5.23	3.46	2.39	1.71	1.28	0.76	0.50	0.35	0.18
15-Mar-11	12.55	9.90	7.90	5.34	4.71	2.94	1.92	1.31	0.93	0.53	0.33	0.23	0.12
15-Mar-12	12.55	9.48	7.27	4.55	3.92	2.19	1.28	0.78	0.51	0.27	0.17	0.11	0.05
15-Mar-13	12.55	8.82	6.25	3.30	2.68	1.11	0.47	0.22	0.13	0.07	0.05	0.03	0.01
20-Mar-14	12.55	8.61	5.14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The maximum amount of additional shares is 12.55 per $1,000 principal amount of notes, subject to adjustment in the same manner as in the conversion rate as set forth under “—Conversion Procedures— Conversion Rate Adjustments.”

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 47.4146 per $1,000 principal amount of notes subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Procedures—Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365/366-day year.

•	If the stock price is in excess of $100.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $21.09 per share (subject to adjustment), no additional shares will be added to the conversion rate.

For a general discussion of the U.S. federal income tax treatment of the receipt of additional shares, see “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Conversion Rate Adjustments” and “—Non-U.S. Holders—Payments on Common Stock and Adjustments to Conversion Rate.”

Conversion After a Public Acquirer Change of Control

Notwithstanding the foregoing, if a holder converts its notes in connection with a corporate transaction for which the conversion rate would be increased by a number of additional shares as described above, in the case of a public acquirer change of control (as defined below), we may, at our option and in lieu of increasing the conversion rate by such number of additional shares, adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above and the settlement procedures described under “—Conversion Procedures— Payment upon Conversion”) into a number of shares of public acquirer common stock (as defined below). The conversion rate following the effective date of such transaction will be a number of shares of such public acquirer common stock equal to the product of:

•	the conversion rate in effect immediately prior to the effective date of such transaction, times

•

the average of the quotients obtained, for each trading day in the 20 consecutive trading day period ending on the trading day immediately preceding the effective date of such public acquirer change of control (the “valuation period”), of:

(i)	the “acquisition value” (as defined below) of our common stock on each such trading day in the valuation period, divided by

(ii)	the closing price of the public acquirer common stock on each such trading day in the valuation period.

The “acquisition value” of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change of control, as follows:

•	for any cash, 100% of the face amount of such cash;

•	for any public acquirer common stock, 100% of the closing price of such common stock on such trading day; and

•

for any other securities, assets or property, 102% of the fair market value of such security, asset or property on such trading day, as determined by two independent nationally recognized investment banks selected by us for this purpose.

A “public acquirer change of control” means any event constituting a corporate transaction as described under “—Conversion Rights—Conversion upon Specific Corporate Transactions—Certain Corporate Transactions” that would otherwise obligate us to increase the conversion rate as described above under “—General” and the acquirer, the person formed by or surviving the merger or consolidation or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s or person’s capital stock that are entitled to vote generally in the election of directors, has a class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such fundamental change; provided that if there is more than one of such entity, the relevant entity will be such entity with the most direct beneficial ownership to such acquirer’s or person’s capital stock. We refer to such acquirer’s, person’s or other entity’s class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchange in connection with such transaction as the “public acquirer common stock.”

Upon a public acquirer change of control, if we so elect, holders may convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above) at the adjusted conversion rate described above in this section “—Conversion After a Public Acquirer Change of Control,” but will not be entitled to the increased conversion rate described under “—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control—General” above. We are required to notify holders of our election in our notice to holders of such transaction. As described under “—Conversion Rights—Conversion upon Specified Corporate Transactions,” holders may convert their notes upon a public acquirer change of control during the period specified therein. In addition, a holder can also, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change.”

Repurchase of Notes by Barnes at Option of Holder

On March 15, 2014, March 15, 2017 and March 15, 2022 (each, a “repurchase date”), any holder may require us to repurchase for cash any outstanding notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to, but not including, the repurchase date. If the repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder or record on the corresponding record date, which may or may not be the same person to whom we will pay the purchase price.

In connection with any repurchase of notes, we will notify the holders of notes, not less than 20 business days prior to any repurchase date, of their repurchase right, the repurchase price, the repurchase date and the repurchase procedures. A holder may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date. Any repurchase notice given by a holder electing to require us to repurchase notes shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

•

if definitive notes have been issued, the certificate numbers of the holders’ notes to be delivered for repurchase (or, if the notes are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

A holder may withdraw its repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;

•

if definitive notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable; and

•	file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder effecting book-entry transfer of the notes or delivering definitive notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of definitive notes, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all of the holder’s other rights shall terminate, other than the right to receive the repurchase price upon book-entry transfer of the notes or delivery of the notes. Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, through the terms of our then existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change

If a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its notes not previously called for redemption, or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest, including contingent interest and additional amounts, if any, on the notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

Within 15 days after the occurrence of a fundamental change, we are required to give notice to each holder and the trustee of such occurrence and of each holder’s resulting repurchase right and the procedures that each holder must follow to require us to repurchase its notes as described below. The fundamental change repurchase date specified by us will be 30 days after the date on which we give this notice.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its notes shall be given so as to be received by the paying agent no later than the close of business on the fundamental change repurchase date and must state:

•

if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for repurchase (or, if the notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount at maturity of notes being withdrawn;

•

if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred upon a change of control of Barnes or a termination of trading of our common stock.

A “change of control” will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

1.	a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our capital stock entitled to vote generally in the election of directors; or

2.	the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

3.	a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

•	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

(ii)	pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•

any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

•

any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person.

A “continuing director” means a director who either was a member of our board of directors on December 31, 2006 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

Notwithstanding the foregoing, a holder will not have the right to require us to repurchase its notes upon a change of control describe in clause (3) above if 90% or more of the consideration in the transaction or transactions consists of shares of common stock traded or to be traded immediately following a change of control on a U.S. national securities exchange, and, as a result of the transaction or transactions, the notes become convertible into that common stock (and any rights attached thereto).

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national securities exchange.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holders shall terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer of the notes or delivery of the notes.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to repurchase notes for cash upon the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Upon the occurrence of a fundamental change (as defined in the indenture governing the notes offered hereby), the ability of the noteholders to have their notes repurchased by us may also constitute an event of default under the agreements governing certain of our indebtedness. See “Risk Factors—Risks Related to the Offering—Upon the occurrence of a conversion triggering event, the ability of noteholders to convert their notes, or upon the occurrence of a fundamental change, the ability of the noteholders to have their notes repurchased by us, may constitute an event of default under certain of our indebtedness.”

Any future credit agreements or other agreements relating to our indebtedness could contain provisions prohibiting repurchase of the notes under certain circumstances or could provide that a designated event constitutes an event of default under that agreement. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the notes at a time when we become obligated to do so, we could seek the consent of the lenders to repurchase the notes or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the notes without potentially causing a default under this debt. Our failure to repurchase tendered notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

The fundamental change purchase feature of the notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the notes.

Merger or Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all our assets to another person, unless:

•

the resulting, surviving or transferee person (the “successor company”) and, if the conversion obligation relates to public acquirer common stock that is not issued by such successor company, such public acquirer, will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor company (if not us) and the public acquirer, as applicable, will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

•	immediately after giving effect to such transaction, no default under the indenture shall have occurred and be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, but in the case of a conveyance, transfer or lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

Events of Default; Notice and Waiver

The following constitute defaults under the indenture, subject to any additional limitations and qualifications included in the indenture:

•

a default in the payment of principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise, regardless of whether such payment is permitted pursuant to the subordination provision of the indenture;

•

a default in the payment of any interest, including contingent interest and additional amounts, if any, on the notes when due and such failure continues for a period of 30 days past the applicable due date, regardless of whether such payment is permitted pursuant to the subordination provision of the indenture;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•

a default in our obligation to deliver the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any notes and such default continues for a period of five days or more;

•	the failure by us to comply with our obligation to repurchase the notes at the option of a holder upon a fundamental change as required by the indenture or on any other repurchase date;

•	default in our obligation to redeem the notes after we have exercised our option to redeem;

•

the failure by us to perform or observe any of our other covenants or warranties in the indenture or in the notes for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•

a failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of us or our subsidiaries (other than indebtedness that is non-recourse to us or any of our subsidiaries) in an aggregate amount of $20 million or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•

final unsatisfied judgments (not subject to further appeal) not covered by insurance aggregating in excess of $20 million rendered against us or any of our subsidiaries are not paid, discharged, stayed or otherwise secured or provided for within 60 days; and

•	certain events involving our or one of our significant subsidiaries’ bankruptcy, insolvency or reorganization.

When we refer to a “significant subsidiary,” we mean any subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of the indenture.

The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in non-payment of principal or interest (including contingent interest or additional amounts, if any) on the notes; however, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to specified events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the outstanding notes to be immediately due and payable. In case of specified events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

The holders of a majority in principal amount of outstanding notes have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest, including contingent interest or additional amounts, if any, a failure to convert any notes into common stock, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest, including contingent interest or additional amounts, if any, on the notes, unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

To the extent any holder or holders request the trustee to take any action, the holder or holders are required to offer to the trustee indemnity or security reasonably satisfactory to it against any costs, liability or expense of the trustee. The indenture requires us (i) every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default, and (ii) to deliver to the trustee prompt notice of any default.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.

Legal Defeasance and Covenant Defeasance

The notes are not subject to any defeasance provisions under the indenture.

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity or payment date for interest (including contingent interest and additional amounts, if any) on any note;

•	reduce or alter the manner of calculating the interest rate or extend the time for payment of interest, including contingent interest or additional amounts, if any, on any note;

•

reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•	impair the right of a holder to institute suit for payment on any note;

•	change the currency of payment of the notes or interest, including contingent interest or any additional amount, on any note;

•

adversely affect the repurchase option of a holder or the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion except as otherwise permitted by the indenture;

•	modify the redemption provisions in the indenture in a manner adverse to the holders of the notes;

•	reduce the quorum or voting requirements under the indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the indenture.

We and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	remove guarantees as provided in the indenture;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct or supplement any inconsistency in the indenture, so long as such action will not materially adversely affect the interests of holders;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•

provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, or in a manner such that the uncertificated notes are described in Section 163 (f)(2)(B) of the Code;

•	conform, as necessary, the indenture and the form or terms of the notes, to the “Description of Notes” as set forth in this prospectus;

•	provide for conversion rights of holders of notes if any reclassification or change of our common stock or any merger, consolidation or sale of all or substantially all of our assets occurs;

•	change the conversion rate in accordance with the indenture; and

•

make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

We are responsible for making all calculations called for under the notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed The Bank of New York Trust Company, N.A., the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

We are obligated to pay reasonable compensation to the trustee. We will indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties. The trustee’s claims for such payments will be senior to the claims of the note holders.

Notices

Except as otherwise described herein, notices to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Rule 144A Information Request

We will furnish to the holders or beneficial holders of the notes or the common stock issuable upon conversion of the notes and prospective purchasers of the notes, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Governing Law

The notes and the indenture are governed by, and will be construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The notes have been issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which initially is the designated corporate trust office of the trustee in The City of New York.

Payment and Paying Agent

We will maintain an office or agent in the Borough of Manhattan, The City of New York, where we will pay the principal on the notes and a holder may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest on any notes represented by the registered certificated securities referred to below by check mailed to a holder’s address as it appears in the note register, provided that if a holder has an aggregate principal amount of notes in excess of $2.0 million, it will be paid, at such holder’s written election, by wire transfer in immediately available funds.

Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Registration Rights

At the closing of the private offering of the notes on March 12, 2007, we entered into a registration rights agreement with the initial purchasers of the notes, pursuant to which we are filing the automatically effective shelf registration statement of which this prospectus is a part with the SEC covering resales of the “registrable securities.” Pursuant to the registration rights agreement, we also agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes to, at our cost:

•

file an automatic shelf registration statement with the SEC covering resales of the notes and the shares of our common stock issuable on conversion of the notes no later than September 7, 2007, or 180 days after the first date of original issuance of the notes; and

•	use reasonable best efforts to keep the shelf registration statement effective until the earliest of:

1.	expiration of the holding period applicable to the notes and shares of common stock issued upon conversion of the notes held by our non-affiliates under Rule 144(k) under the Securities Act; and

2.	the date when all of the notes and the common stock issued upon conversion thereof have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force or the notes and the shares of common stock issued upon conversion of the notes cease to be outstanding.

We may suspend the effectiveness of the shelf registration statement or the use of this prospectus during specified periods under certain circumstances. Any suspension period may not exceed an aggregate of:

•	60 days in any 90-day period; or

•	90 days in any 360-day period.

We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

Each of the following is a registration default:

•

the registration statement has not become or been declared effective prior to or on the 180th day following the first date of original issuance of any of the notes, which is referred to as the “effectiveness target date”; or

•	we do not, through our omission, name a holder as a selling stockholder in the prospectus or file a post-effective amendment within the required time periods as described below; or

•	any post-effective amendment required to be filed as described below has not been declared effective prior to the 60th day following the date such post-effective amendment is required to be filed; or

•

at any time after the effectiveness target date, the registration statement ceases to be effective or is not usable for its intended purpose (other than in the case of a suspension period described in the two preceding paragraphs), and (1) we do not cure the registration statement within 10 business days by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, (2) if applicable, we do not terminate the suspension period, described in the two preceding paragraphs, by the 60th day or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 90 days.

If a registration default occurs, predetermined “additional amounts” will accrue on the notes that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. The additional amounts will be paid to those entitled to interest payments on such dates semiannually in arrears on each March 15 and September 15 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a note to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a note from and after the 91st day following such registration default.

In no event may additional amounts exceed 0.50% per year. In no event may additional amounts be payable to holders of the notes or holders of common stock issuable upon conversion of the notes in connection with a registration default relating to the common stock issuable upon conversion of the notes. If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the notes, such holder will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date.

A holder who elects to sell securities pursuant to the shelf registration statement will:

•	be required to be named as a selling security holder in the related prospectus;

•	be required to deliver a prospectus to purchasers;

•	be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;

•	provide each registered holder with copies of the prospectus as reasonably requested by such holder;

•	notify holders when the shelf registration statement has become effective; and

•

take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

In order to be named as a selling security holder in the prospectus or any applicable prospectus supplement at the time of effectiveness of the shelf registration statement, a holder must complete and deliver the notice and questionnaire which was attached as Annex A to the offering memorandum, dated March 6, 2007, relating to the offering of the notes, to us on or prior to the 15th business day before the effectiveness of the registration statement. Upon receipt of a completed questionnaire after that time, together with any other information we may reasonably request from a security holder, we will, within the later of 15 business days after receipt (but no earlier than 15 days after effectiveness) and 15 days after the expiration of any suspension period in effect when the questionnaire is delivered, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such notes or shares of common stock, subject to our right to suspend the use of the prospectus; provided, however, that if we are required by law to file a post effective amendment solely to add a selling security holder, we are not obligated to file more than one such post effective amendment for all holders during any three month period. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 60 days after the date on which the amendment was required to be filed.

Book-Entry Delivery and Settlement

We issued the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes were deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the selling security holders nor the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

Upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated with portions of the principal amounts of the global notes.

•

Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entitles that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

Notes represented by a global note will be exchangeable for registered certificated securities with the same terms only if:

(1)	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary);

(2)	DTC has advised us that, in such event, under its current practices, DTC would notify its participants of the Company’s request, but will only withdraw beneficial interests from a global note at the request of each DTC participant; or

(3)	a default under the indenture occurs and is continuing.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

DESCRIPTION OF CAPITAL STOCK

In this section we describe the general terms of our capital stock. Our capital stock and the rights of our stockholders are subject to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and By-laws. The description below is qualified in its entirety by reference to our Restated Certificate of Incorporation and By-laws.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.01 per share. At February 21, 2007, there were 52,619,283 shares of our common stock outstanding. As of February 6, 2007, there were 6,932 holders of record of the Company’s common stock and approximately 15,208 holders, which includes holders of record, brokers and other institutions. Subject to any rights and privileges granted to the holders of preferred stock by resolution of our board of directors pursuant to our Restated Certificate of Incorporation, the holders of common stock:

•	are entitled to receive dividends when, as and if declared by our board of directors out of any legally available funds;

•	have the right to exercise one vote in respect of each share of common stock held by them on all matters voted upon by the stockholders;

•

are entitled, upon liquidation or dissolution, to receive all of the assets of the corporation, tangible and intangible, of whatever kind available for distribution, remaining after the satisfaction of all our liabilities and obligations and the payment of any liquidation preferences, and subject to any participation rights, granted to any shares of preferred stock, ratably, in proportion to the number of shares of common stock held by them; and

•	have such other rights and privileges as may be allowed them by the laws of the State of Delaware.

The holders of shares of our common stock are not entitled to cumulate their votes in the election of directors and, as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Holders of our common stock have no conversion, redemption, sinking fund or preemptive rights. Stockholders are generally not liable for our debts or obligations, and the holders of shares are not liable for further calls or assessments by us. Subject to the provisions of our Restated Certificate of Incorporation, all shares of common stock have equal dividend, distribution, liquidation and other rights and have no preference or exchange rights. At the discretion of our board of directors, any distribution to the stockholders upon liquidation, dissolution or winding up may be in whole or in part in securities or other property and the determination of our board of directors as to the value of such securities or other property shall be conclusive.

Our outstanding common stock is listed and traded on the New York Stock Exchange under the symbol “B.” The transfer agent and registrar for our common stock is Mellon Investor Services, LLC.

Preferred Stock

General

We are authorized to issue 3,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding. Our board of directors may, without further action by our stockholders, from time to time, issue shares of preferred stock in one or more series. In addition, the board may, at the time of issuance, determine the rights, preferences and limitations of each series of preferred stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of us before any payment is made to the holders of shares of common stock. Holders of shares of preferred stock may also be entitled to participate with holders of our common stock in distributions upon our liquidation, dissolution or winding-up. Under some circumstances, issuances of shares of preferred stock may make a merger, tender offer or proxy contest or the assumption of control by a holder of a large block of our securities or the removal of incumbent management more difficult. Upon the vote of a majority of the directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

Series A Junior Participating Preferred Stock

On June 25, 1986, we filed with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Series A Preferred Stock). The number of shares designated as Series A Preferred Stock is 65,000 shares. As of December 31, 2006, no shares of Series A Preferred Stock were issued or outstanding.

Dividends

Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year.

Dividends are payable in an amount per share (rounded to the nearest cent) equal to the greater of $5.00 or, subject to adjustment as described in the Certificate of Designation with respect to the Series A Preferred Stock, 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the common stock, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise). Accrued but unpaid dividends do not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock outstanding at the time.

Voting Rights

Subject to adjustment as described in the Certificate of Designation with respect to the Series A Preferred Stock, each share of Series A Preferred Stock entitles the holder to 200 votes on all matters submitted to a vote of the stockholders. Except as otherwise provided in the Certificate of Designation or by law, the holders of shares of the Series A Preferred Stock and the holders of shares of common stock vote together as one class on all matters submitted to a vote of the stockholders.

If dividends on the Series A Preferred Stock are in arrears in an amount equal to six quarterly dividends, then the holders of the Series A Preferred Stock will have the right to elect two directors.

Liquidation Preference

Upon our liquidation (voluntary or otherwise), dissolution or winding up, no distribution will be made to the holders of shares of stock ranking junior to the Series A Preferred Stock unless the holders of the Series A Preferred Stock have first received $200 per share plus accrued and unpaid dividends.

Following payment to the holders of shares of common stock of the amounts or distributions set forth in the Certificate of Designation with respect to the Series A Preferred Stock, the holders of Series A Preferred Stock and common stock will receive a ratable and proportionate share of the remaining assets to be distributed in the ratio set forth in the Certificate of Designation.

Redemption

The Series A Preferred Stock is not redeemable.

Ranking

The Series A Preferred Stock ranks junior to all other series of preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provide otherwise.

Anti-takeover Provisions

General

Certain provisions of our Restated Certificate of Incorporation, our By-laws and the Delaware General Corporation Law may have possible anti-takeover effects. These provisions could discourage, delay or prevent an acquisition of our business at a premium price. The provisions:

•	permit the board of directors to increase its own size and fill the resulting vacancies;

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize the issuance of up to 3,000,000 shares of preferred stock in one or more series without a stockholder vote; and

•	under certain circumstances, require a 70% super-majority vote to approve certain mergers and other business combinations between us and any holder of 5% or more of our common stock.

In addition, Section 203 of the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Effect of Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholders becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written

•	consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

DESCRIPTION OF CERTAIN INDEBTEDNESS

3.75% Convertible Senior Subordinated Notes

On August 1, 2005, we issued $100.0 million aggregate principal amount of 3.75% convertible senior subordinated notes due 2025. The 3.75% notes are our unsecured, senior subordinated obligations and rank junior in right of payment with all of our existing and future senior indebtedness and equal in right of payment with any future senior subordinated indebtedness, including the notes offered hereby. The 3.75% notes mature on August 1, 2025 and bear interest at the rate of 3.75% per annum payable on February 15th and August 15th of each year. In addition, beginning with the period commencing on February 7, 2011 to July 31, 2011, and for each six-month interest period thereafter (from August 1 to and including January 31 and from February 1 to and including July 31), we will pay contingent interest on the 3.75% notes during the applicable interest period if the average trading price of the 3.75% notes during the five trading days ending on the second trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes.

The 3.75% notes may be converted by the holders thereof at a rate of 47.4381 shares per $1,000 principal amount of notes (equal to a conversion price of approximately $21.08 per share at December 31, 2006), subject to adjustment, prior to the close of business on the business day immediately preceding stated maturity under the following circumstances:

•

during any fiscal quarter commencing after September 30, 2005, if the closing price of our common stock is greater than or equal to 130% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•

prior to August 1, 2024, during the five business day period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of 3.75% notes for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the 3.75% notes;

•	if we have called the 3.75% notes for redemption and the redemption has not yet occurred; or

•	upon the occurrence of specified corporate transactions as described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Transactions.”

Upon conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the 3.75% notes to be converted and our total conversion obligation, plus cash or shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation.

The 3.75% notes may be redeemed by us after February 7, 2011 at a redemption price equal to par plus accrued and unpaid interest. The holders of the 3.75% notes may require us to repurchase for cash all or a portion of their 3.75% notes at a repurchase price equal to par plus accrued and unpaid interest, on February 1, 2011, February 1, 2016 and February 1, 2021 or, subject to specified exceptions, at any time prior to the stated maturity of the 3.75% notes following a fundamental change as described under “Description of Notes—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change.”

Revolving Credit Facility

As of December 31, 2006, we and our subsidiary Barnes Group Switzerland GmbH, Nevis Branch, which we refer to in this prospectus as Barnes Switzerland, had $203.5 million aggregate principal amount of indebtedness outstanding under our revolving credit facility. Borrowings under our revolving credit facility are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the notes.

Our revolving credit facility will mature on January 11, 2011. The maximum aggregate principal amount that may be borrowed under the facility is $400.0 million, and we may ask for increases up to an aggregate principal amount of $600.0 million. There are two types of indebtedness under the facility, (i) Base Rate Loans and (ii) Eurocurrency Rate Loans. The interest rate on Base Rate Loans is the higher of (i) the prime rate of interest of Bank of America, N.A. and (ii) 0.5% above the federal funds effective rate. Interest on Base Rate Loans is payable quarterly, on the last day of each calendar quarter. The interest rate on Eurocurrency Rate Loans is the Eurocurrency Rate plus a spread of .55% to 1.35% depending on our debt ratio, plus (in the case of a Eurocurrency Rate Loan of any lender which is lent from such lender’s office in the United Kingdom or a state identified as a Participating Member State in any EMU Legislation) a mandatory cost calculated pursuant to the terms of the facility. Interest on Eurocurrency Rate Loans is payable at our option in one, two, three or six month intervals, on the last day of such interest period. For each Base Rate Loan and Eurocurrency Rate Loan and the renewal or conversion thereof we pay a facility fee ranging from 0.20% to 0.40%, depending on our debt ratio at the end of each calendar quarter. The terms of Base Rate Loans and Eurocurrency Rate Loans is the applicable interest period. At the end of each interest period, we have the right to (i) convert Base Rate Loans to Eurocurrency Rate Loans and vice versa or (ii) extend the Base Rate Loan or Eurocurrency Rate Loan.

The entire $203.5 million aggregate principal amount of indebtedness outstanding is a Eurocurrency Rate Loan. The interest rate at December 31, 2006 was 6.12% and is paid on the last day of each interest period. We also pay a facility fee on the total commitment amount of the revolving credit which can range from 0.20% to 0.40%, depending on the Company’s debt ratio at the end of each calendar quarter.

The credit agreement for the revolving credit facility contains certain financial covenants with which we must comply relating to, among other things, the following matters:

•

We and Barnes Switzerland may not permit (i) the interest coverage ratio to be less than 4.25 times EBITDA as defined therein through September 30, 2007 and 4.50 times EBITDA thereafter, (ii) an aggregate amount of consolidated indebtedness to exceed 4.00 times EBITDA through September 30, 2007 and 3.75 times EBITDA thereafter, (iii) an aggregate amount of our consolidated senior indebtedness to exceed 3.25 times EBITDA through September 30, 2007 and 3.00 times EBITDA thereafter, or (iv) our consolidated net worth at any point in time to be less than $316.0 million plus 50% of our consolidated net income for each fiscal year beginning after December 31, 2005.

•	Limitation on our and our subsidiaries’ incurrence of additional indebtedness.

•	Limitation on our and our subsidiaries’ ability to encumber property, assets and income, except in certain limited circumstances.

•	Limitation on certain mergers, consolidations and sale, lease, transfer and disposal of assets by us and our subsidiaries.

•	Limitation on certain transactions with our affiliates.

The credit agreement includes various events of default customary for that type of agreement, including among others, the failure to pay principal and interest when due, cross-defaults on other indebtedness for borrowed monies, individually or in the aggregate in excess of $20.0 million, upon a change of control, upon breach of certain financial covenants, and upon certain events of bankruptcy, insolvency and reorganization.

7.66% Senior Notes

As of December 31, 2006, we had outstanding $24.5 million aggregate principal amount of 7.66% senior notes due 2007. The 7.66% senior notes are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the notes.

The 7.66% senior notes will mature on November 12, 2007. Interest on the 7.66% senior notes is payable semi-annually on May 12 and November 12 of each year.

The 7.66% senior notes purchase agreement contains certain financial covenants with which we must comply relating to, among other things, the following matters:

•	Limitation on our and our subsidiaries’ incurrence of additional indebtedness.

•

Limitation on our and our subsidiaries’ ability to encumber property, assets and income, except in certain limited circumstances or other liens, which, in aggregate, do not exceed 15% of the book value of all properties owned by us and our subsidiaries during the preceding fiscal year.

•	Our and our subsidiaries’ consolidated net worth at any point in time may not be less than $201 million plus 50% of consolidated net income.

•	Limitation on certain mergers, consolidations and sale, lease, transfer and disposal of assets by us and our subsidiaries.

•	Limitation on making leases that exceed 15% of the book value of all properties owned by us and our subsidiaries.

•	Limitation on certain transactions with our affiliates.

The events of default for the 7.66% senior notes include various events of default customary for that type of obligation, including among others, the failure to pay principal and interest when due and cross-defaults on other indebtedness for borrowed monies, individually or in the aggregate in excess of $5 million, upon a change of control, upon breach of certain financial covenants, and upon certain events of bankruptcy, insolvency or reorganization.

Except for certain encumbrances, in the event that we or our subsidiaries encumber property, assets or income, then we will be required to secure the 7.66% senior notes in an amount equally and ratably with all other obligations secured by such property, assets or income and such an event would nonetheless constitute an event of default.

7.80% Senior Notes

As of December 31, 2006, we had outstanding $45.5 million aggregate principal amount of 7.80% senior notes due 2010. The 7.80% senior notes are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the notes. The 7.80% senior notes are governed by the same note purchase agreement pursuant to which the terms of the 7.66% senior notes are governed.

The 7.80% senior notes mature on November 12, 2010. Interest on the 7.80% senior notes is payable semi-annually on May 12 and November 12 of each year. Mandatory prepayments on the 7.80% senior notes are due in principal payments of $15.2 million on November 12 in each year beginning on November 12, 2008 and ending on November 12, 2009. The remaining principal amount of the 7.80% senior notes will be due and payable on November 12, 2010.

The 7.80% senior notes are subject to financial covenants with which we must comply, which are identical to those governing our 7.66% senior notes described above. Likewise, the events of default for the 7.80% senior notes are identical to those governing our 7.66% senior notes described above.

Except for certain encumbrances, in the event that we or our subsidiaries encumber property, assets or income, then we will be required to secure the 7.80% senior notes in an amount equally and ratably with all other obligations secured by such property, assets or income and such an event would nonetheless constitute an event of default.

9.34% Notes

As of December 31, 2006, we had outstanding $40.8 million aggregate principal amount of 9.34% senior notes due 2008. The 9.34% senior notes are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the notes.

The 9.34% senior notes were issued under a note purchase agreement in which the interest rate was fixed at 8.59%. To lock in the 8.59% interest rate, we entered into a hedging agreement which required us to pay a fee in the amount of $3.4 million, which was added to the principal amount of the loan. Amortized over the life of the loan, this fee changed the effective interest rate from a fixed rate of 8.59% to a fixed rate of 9.34%. In July 2001, we entered into a $60.0 million interest rate swap, which had converted our fixed 9.34% interest rate to a floating interest rate at LIBOR plus 276 basis points. We terminated this interest rate swap in August 2002 which resulted in a termination payment to us. This gain was deferred and recorded as an adjustment to our debt balance. The accumulated adjustment to the carrying value of our debt under the 9.34% notes is being amortized to interest in accordance with its terms, which effectively reduces the fixed interest rate of 9.34% to a fixed interest rate of 7.84%.

The 9.34% senior notes mature on November 21, 2008. Interest on the 9.34% Senior Notes is payable semi-annually on May 21 and November 21 of each year, commencing on May 21, 2001. Mandatory prepayments on the 9.34% senior notes are due in principal payments of $20.0 million on November 21 in each year beginning on November 21, 2006 through November 21, 2008.

The 9.34% senior notes are subject to financial covenants with which we must comply, which are substantially identical to those in the purchase agreement governing our 7.66% senior notes and our 7.80% senior notes described above, as well as a fixed charge coverage ratio and a consolidated leverage ratio. Likewise, the events of default for our 9.34% senior notes are substantially similar to those governing our 7.66% senior notes and our 7.80% senior notes described above.

Except for certain encumbrances, in the event that we or our subsidiaries encumber property, assets or income, then we are required to secure the 9.34% senior notes in an amount equally and ratably with all other obligations secured by such property, assets or income and such an event would nonetheless constitute an event of default.

Industrial Revenue Bonds

As of December 31, 2006, we had outstanding $7.0 million in aggregate principal amount of industrial revenue bonds, due in 2008. The industrial revenue bonds have variable interest rates. At December 31, 2006, the interest rate on the industrial revenue bonds was 3.95%.

Lines of Credit

We and Barnes Switzerland have available approximately $15.0 million in uncommitted short-term bank credit lines with Bank of America, NA, of which $5.6 million was borrowed at December 31, 2006. The interest rate on the borrowings is Bank of America’s base rate as announced by Bank of America from time to time. As of December 31, 2006, the effective interest rate on the borrowings was 7.34%. We use our short term credit line to borrow on a day-to-day basis, whereas our revolving credit facility is used for borrowing periods up to six months.

In addition, we had outstanding letters of credit totaling $9.1 million at December 31, 2006.

Capital Leases

As of December 31, 2006, we had debt related to capital leases, which we assumed in connection with an acquisition in April 2002, of which approximately $0.2 million remained outstanding.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

This is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership, conversion or disposition of notes and the ownership and disposition of common stock issuable upon conversion of the notes. All references to “Holders” (including U.S. Holders and Non-U.S. Holders) are to beneficial owners of notes and common stock. The discussion below deals only with notes and common stock held as capital assets and does not purport to deal with persons in special tax situations, including, for example, financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, or persons holding notes as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes. It is also limited to original purchasers of notes who acquire the notes at the issue price (as defined below).

Any discussion of the federal tax issues set forth in this prospectus was written to support the promotion and marketing of the transactions described herein. Such discussion was not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding any tax penalties that may be imposed on such person. We recommend that each investor seek advice based on its particular circumstances from an independent tax advisor.

Except where specifically indicated below, we do not address all of the tax consequences that may be relevant to a holder. For example, we do not address:

•

the U.S. federal income tax consequences to partnerships or other pass through entities or shareholders in, or partners or beneficiaries of, a partnership or other pass through entity that is a holder of notes or common stock;

•	the U.S. federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of notes or common stock;

•	U.S. Holders who hold notes or common stock whose functional currency is not the U.S. dollar;

•	any state, local or foreign tax consequences of the purchase, ownership or disposition of notes or common stock; or

•	any reporting requirements of or other tax consequences under the Treasury regulations relating to certain tax shelter transactions.

We recommend that persons considering the purchase of notes consult their own independent tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, ownership, conversion and disposition of the notes or the common stock arising under the laws of any other taxing jurisdiction.

This summary is based upon laws, regulations, rulings and decisions now in effect all of which are subject to change (including retroactive changes in effective dates) or possible differing interpretations.

No statutory or judicial authority directly addresses all aspects of the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes. The Internal Revenue Service, which we refer to as the IRS, has issued a revenue ruling with respect to instruments similar to the notes. This ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the IRS, with respect to the U.S. federal income tax consequences to the holders of the notes. The IRS could take contrary positions and, as a result, it may not agree with the tax characterizations and tax consequences described below. A different treatment of the notes for U.S. federal income tax purposes could significantly alter the amount, timing, character and treatment of income, gain or loss recognized in respect of the notes from the tax consequences described below and could require a holder to accrue interest income at a rate different than the “comparable yield” described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note or common stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident alien individual of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States or any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust, if (i) a U.S. court can exercise primary jurisdiction over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable regulations of the U.S. Department of the Treasury to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of a note or common stock that is neither a U.S. Holder nor a partnership or other pass through entity. If a partnership holds notes or common stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. We recommend that partners of partnerships holding notes or common stock consult their own independent tax advisors.

The foregoing and following discussion is only a summary and is not a complete analysis or listing of all potential tax effects of the purchase, ownership, conversion and disposition of the notes and the common stock. We recommend prospective investors to consult their own independent tax advisors with respect to the tax consequences to them of the purchase, ownership, conversion and disposition of the notes and the common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Classification of the Notes

In the opinion of our counsel, Nixon Peabody LLP, the notes are treated as debt instruments for U.S. federal income tax purposes and, based on the schedule of projected payments and comparable yield determinations referred to below and our understanding that there is more than a remote possibility of the contingency occurring, and current law, regulations and interpretations, the notes are subject to the special regulations governing contingent payment debt instruments, which we refer to as the CPDI regulations. Moreover, pursuant to the terms of the indenture, we and each holder of notes agree (in the absence of administrative pronouncements or judicial rulings to the contrary), for U.S. federal income tax purposes, to treat the notes as debt instruments that are subject to the CPDI regulations with a “comparable yield” calculated in the manner described below.

The remainder of this discussion assumes that the notes are treated as indebtedness subject to the CPDI regulations.

U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. Holder.

Accrual of Interest on the Notes

Pursuant to the CPDI regulations, U.S. Holders are required to accrue interest income on notes on a constant yield to maturity basis, in the amounts described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting. U.S. Holders may be required to include interest in taxable income in each year in excess of any cash interest payments (whether fixed or contingent) actually received in that year.

The CPDI regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

•	the product of

(i)	the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period; and

(ii)	the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. Holder held the notes.

The issue price of the notes is the first price at which a substantial amount of the notes is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments previously made with respect to the notes.

The term “comparable yield” means the annual yield we would pay, as of the initial issue date, on a fixed-rate nonconvertible debt security with no contingent payments but with terms and conditions otherwise comparable to those of the notes. We have determined that the comparable yield for the notes is an annual rate of 8.375%, compounded semi-annually.

The CPDI regulations require that we provide to U.S. Holders, solely for determining the amount of interest accruals for U.S. federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the notes. These payments set forth on the schedule must produce a total return on the notes equal to the comparable yield. The projected payment schedule includes both fixed interest payments and estimated payments of contingent interest. The projected payment schedule also includes an estimate for a payment at maturity taking into account the fair market value of the common stock and cash that might be paid upon a conversion of the notes. This estimated payment will be treated as a contingent payment.

Pursuant to the terms of the indenture and as required by the contingent debt regulations, for U.S. federal income tax purposes, each holder of notes has agreed to use the comparable yield and the schedule of projected payments as described above in determining its interest accruals, and the adjustments thereto described below, in respect of the notes. The schedule of projected payments is set forth in the indenture. You may also obtain the projected payment schedule by submitting a written request for such information to the address set forth under “Where You Can Find More Information.”

Our determinations of the comparable yield and the projected payment schedule are not binding on the IRS and it could challenge such determinations. If it did so, and if any such challenge was successful, then the amount and timing of interest income accruals of the holders would be different from those reported by us or included on previously filed tax returns by the holders.

The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a holder’s interest accruals and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes.

Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

Adjustments to Interest Accruals on the Notes

If, during any taxable year, a U.S. Holder receives actual payments with respect to the notes that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the CPDI regulations equal to the amount of such excess. The U.S. Holder will treat a “net positive adjustment” as additional interest income for such taxable year. For this purpose, the payments in a taxable year include the fair market value of our common stock and cash received in that year upon a conversion of the notes.

If a U.S. Holder receives in a taxable year actual payments with respect to the notes that in the aggregate are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) reduce the U.S. Holder’s interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any negative adjustment in excess of the amount described in (a) and (b) will be carried forward, as a negative adjustment to offset future interest income in respect of the notes or to reduce the amount realized on a sale, exchange, conversion or retirement of the notes.

We may be required to make payments of liquidated damages if we do not file or cause to be declared effective a registration statement, as described under “Description of the Notes—Registration Rights.” We intend to take the position that for U.S. federal income tax purposes that any payments of liquidated damages should be taxable to U.S. Holders as a net positive adjustment, i.e., as additional ordinary income generally for the taxable year during which the payment is made.

Sale, Exchange, Conversion or Redemption

Upon the sale, exchange of a note, or the redemption of a note for cash, a U.S. Holder generally will recognize gain or loss. As described above, our calculation of the comparable yield and the schedule of projected payments for the notes includes the receipt of stock and cash upon conversion as a contingent payment with respect to the notes. Accordingly, we intend to treat the receipt of our common stock and cash by a U.S. Holder upon the conversion of a note as a payment under the CPDI regulations. As described above, holders have agreed to be bound by our determination of the comparable yield and the schedule of projected payments. Under this treatment, a conversion of a note may result in gain or loss to a U.S. Holder to the extent described below.

The amount of gain or loss on a taxable sale, exchange, conversion or redemption will be equal to the difference between

•	the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any of our common stock received upon a conversion, and

•	the U.S. Holder’s adjusted tax basis in the note.

A U.S. Holder’s adjusted tax basis in a note is generally equal to the U.S. Holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals for net positive or net negative adjustments as described above), and decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the note (without regard to the actual amount paid). Gain recognized upon a sale, exchange, conversion or redemption of a note will generally be treated as ordinary interest income. Any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the note is held for more than one year). The deductibility of net capital losses is subject to limitations.

Upon conversion of a note for our common stock and/or cash, any accrued and unpaid interest on such note shall be deemed to be paid by the receipt of such common stock and/or cash. A U.S. Holder’s initial tax basis in our common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The U.S. Holder’s holding period of the common stock received will commence on the day immediately following the date of conversion.

Conversion Rate Adjustments

Under certain circumstances described under the heading “Description of the Notes—Conversion Rights— Conversion Rate Adjustments” above, the conversion rate of the notes may be adjusted. The U.S. federal income tax treatment to a U.S. Holder of such a conversion rate adjustment is unclear.

If at any time we were to make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes was increased, such increase might be deemed to be the payment of a taxable dividend to holders of the notes. For example, an increase in the conversion rate in the event of distributions of our evidences of indebtedness or our assets or an increase in the event of a cash dividend could result in deemed dividend treatment to holders of the notes, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock will not. Any such constructive dividend would be treated, at the time of the conversion rate adjustment, as either taxable dividends, a return of capital or capital gain, as discussed under the heading “—Common Stock” below. In certain circumstances, the failure to make such an adjustment might also result in a constructive taxable distribution to holders of our common stock. The amount of any constructive dividend taxable as a dividend to a U.S. Holder will increase such holder’s tax basis in its notes (or common stock).

Alternatively, a conversion rate adjustment could be viewed as not resulting in a deemed distribution to the holders of the notes, in which case, any additional cash or shares of our common stock received by a U.S. Holder upon conversion of the notes as a result of such an adjustment would be taken into account as a contingent payment under the CPDI regulations.

Common Stock

Distributions to a U.S. Holder on our common stock, other than certain pro rata distributions of common shares, are treated as dividends to the extent payable out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends are includible in gross income by the U.S. Holder and taxable as ordinary income when received or accrued, in accordance with such U.S. Holder’s method of tax accounting.

To the extent that a U.S. Holder receives a distribution on our common stock that would have constituted a dividend for U.S. federal income tax purposes had it not exceeded our current and accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, which reduces the holder’s tax basis in its shares of our common stock and, thereafter, will be treated as capital gain.

Dividends received by non-corporate U.S. Holders, including individuals, on our common stock in tax years beginning on or before December 31, 2010 may be subject to tax at lower rates applicable to long term capital gains, provided that certain conditions are met. Dividends paid to corporate U.S. Holders may qualify for a dividends-received deduction, provided that certain conditions are met. We recommend that U.S. Holders consult their own independent tax advisors concerning the applicability of these rules to their particular circumstances.

Gain or loss realized on the sale or exchange of our common stock will equal the difference between the amount realized on the sale or exchange and the U.S. Holder’s adjusted tax basis in the common stock. The gain or loss will generally be long-term capital gain or loss if the U.S. Holder has held or is deemed to have held the common stock for more than a year. The deductibility of capital losses is subject to certain limitations. A U.S. Holder that sells common stock at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Backup Withholding Tax and Information Reporting

Payments of principal, premium, if any, interest (including original issue discount) or dividends on, and the proceeds of dispositions of, the notes or common stock may be subject to information reporting and U.S. federal backup withholding tax if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability.

Non-U.S. Holders

The following is a summary of certain U.S. federal tax consequences that will apply to you if you are a Non-U.S. Holder.

We recommend that non-U.S. Holders consult their own independent tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments with Respect to the Notes

All payments on the notes made to a Non-U.S. Holder, including payments of stated interest, contingent interest (except as described below), payments in common stock and cash pursuant to conversion, and any gain realized on a sale or exchange of the notes will generally be exempt from U.S. income or withholding tax, provided that:

•

such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•

the beneficial owner of a note certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address or otherwise satisfies applicable documentation requirements;

•

such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (or, where a tax treaty applies, are not attributable to a U.S. permanent establishment); and

•	the common stock and the notes are actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on NYSE).

Notwithstanding the preceding sentence, a portion of the payment in our common stock pursuant to a conversion may be subject to U.S. federal withholding tax at a 30% rate (or lower treaty rate) if that portion is attributable to increases in the conversion rate on account of an increase in the dividend rate on the common stock. Such portion may represent payment of “contingent interest” of the type (i.e., amount determined by reference to dividends) that is not eligible for the “portfolio interest” exemption which would otherwise apply to interest on the notes. We intend to withhold with respect to any such portion of the common stock or cash. We recommend that you consult your independent tax advisors regarding the possibility of obtaining a refund of the withheld amounts. Additionally, any gain realized on a sale, exchange, redemption or conversion of the notes may be subject to U.S. federal income tax (including the branch profits tax) if we are a “United States real property holding corporation.” We believe that we are not and do not anticipate becoming a “United States real property holding corporation.”

If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business (and where an income tax treaty applies, is attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on interest and on any gain realized on the sale, exchange, conversion or redemption of the notes in the same manner as if it were a U.S. Holder. Such Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order for the effectively connected income to be exempt from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Payments on Common Stock and Adjustments to Conversion Rate

Any dividends paid to a Non-U.S. Holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see “—U.S. Holder—Conversion Rate Adjustments” above) are subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States (and where an income tax treaty applies, are attributable to a

U.S. permanent establishment), are not subject to the withholding tax, but will generally be subject to regular U.S. federal income tax in the same manner as if it were a U.S. Holder. Such a Non-U.S. Holder is required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order for effectively connected income to be exempt from withholding tax. Any effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Redemption of Shares of Common Stock

Any gain realized upon the sale, exchange, or redemption of a share of common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and where an income tax treaty applies, is attributable to a U.S. permanent establishment);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held such common stock.

As noted above, we believe that we are not and do not anticipate becoming a U.S. real property holding corporation. Even if we were, or were to become, a U.S. real property holding corporation, the Non-U.S. Holder would not be subject to such tax if it held, directly and indirectly, at all times during the applicable period, five percent or less of our common stock, provided that our common stock was regularly traded on an established securities market.

Backup Withholding Tax and Information Reporting

In general, a Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to payments made by us with respect to the notes if the Non-U.S. Holder has provided us with an IRS Form W-8BEN described above and we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person. In addition, no backup withholding will be required regarding the proceeds of the sale of notes made within the United States or conducted through certain U.S. financial intermediaries if the payor receives the appropriate Form W-8 and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or the Non-U.S. Holder otherwise establishes an exemption.

However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest or dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

SELLING SECURITY HOLDERS

We originally issued the notes to the initial purchasers, Banc of America Securities LLC, J.P. Morgan Securities Inc., Jefferies & Company, Inc., Citigroup Global Markets Inc., KeyBanc Capital Markets, a division of McDonald Investments Inc., Mitsubishi UFJ Securities International plc, Robert W. Baird & Co. Incorporated, SG Americas Securities, LLC, and Wells Fargo Securities, LLC, in a private placement on March 12, 2007. The notes were resold by the initial purchasers in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Selling security holders, including their transferees, pledgees, donees or successors, may from time to time offer and sell the notes and the underlying common stock pursuant to this prospectus or any applicable prospectus supplement.

The table below sets forth the name of each selling security holder, the principal amount of notes and number of shares of common stock beneficially owned by each selling security holder, and the number of shares of common stock issuable upon conversion of those notes that may be offered from time to time under this prospectus by the selling security holders named in the table.

Because the selling security holders may offer all or some portion of the notes or underlying shares of common stock listed below, we have assumed for purposes of this table that the selling security holders will sell all of the notes and all of the underlying shares of common stock offered by this prospectus pursuant to this prospectus. See “Plan of Distribution.” In addition, the selling security holders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the notes since the date on which they provided to us the information presented in the table.

We have prepared the table below based on information given to us by those selling security holders who have supplied us with this information prior to the effective date of the registration statement of which this prospectus is a part and we have not sought to verify such information. Based upon information provided to us by the selling security holders, none of the selling security holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates or predecessors within the past three years.

						Common Stock Beneficially Owned Upon Completion of the Offering
Name of Beneficial Owner (1)	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)		Conversion Shares of Common Stock Offered(3)	Number of Shares of Common Stock		Percentage of Shares of Common Stock Outstanding(4)
MacKay Shields LLC (5)	$8,000,000	8.00%	—		278,916	—		—
Vicis Capital Master Fund (6)	6,000,000	6.00%	—		209,187	—		—
Royal Bank of Canada	4,500,000	4.50%	—		156,890	—		—
Calamos Market Neutral Income Fund – Calamos Investment Trust (7)	4,000,000	4.00%	—		139,458	—		—
KBC Financial Products USA Inc. (8)	3,500,000	3.50%	—		122,826	—		—
Mohican VCA Master Fund, Ltd. (9)	1,750,000	1.75%	—		61,013	—		—
Absolute Strategies Fund, Forum Funds Trust (10)	250,000	*	—		8,716	—		—
All other holders of notes or future transferees from such holders	72,000,000	72.00%	—	(11)	—	—	(11)	—	(11)
Total	$100,000,000	100.00%	—	(11)	—	—		—	(11)

*	Less than 1%.
(1)	Prior to any use of this prospectus in connection with an offering of notes or underlying common stock by any selling security holder not identified above, the registration statement of which this prospectus is a part will be supplemented by a prospectus supplement or report filed pursuant to the Exchange Act setting forth the identity and aggregate amount of notes and underlying common stock beneficially owned by the selling security holder intending to sell such notes or underlying common stock. Information about successors to named selling security holders who wish to sell securities under this prospectus will be set forth in prospectus supplements identifying such successors.
(2)	Shares in this column do not include shares of common stock issuable upon conversion of the notes listed in the column to the right.
(3)	Assumes conversion of all of the holder’s notes at a conversion rate of 34.8646 shares of common stock per $1,000 principal amount of the notes, not including fractional shares for which we will pay cash as described under “Description of Notes—Conversion Procedures—Payment upon Conversion.” However, this conversion rate is subject to adjustments as described under “Description of Notes—Conversion Procedures.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.
(4)	Calculated based on 52,619,283 shares of our common stock outstanding as February 21, 2007.
(5)	MacKay Shields LLC owns $5,740,000 of the Company’s 3.75% Convertible Senior Subordinated Notes due 2025, which are convertible into 136,054 shares of the Company’s common stock, assuming a conversion of all of the holder’s notes at a conversion rate of 23.7029 shares of common stock per $1,000 principal amount of the notes. Edward Silverstein, a Managing Director of MacKay Shields LLC, has voting and investment control over the securities owned by MacKay Shields LLC.
(6)	Vicis Capital Master Fund owns $5,500,000 of the Company’s 3.75% Convertible Senior Subordinated Notes due 2025, which are convertible into 130,365 shares of the Company’s common stock, assuming a conversion of all of the holder’s notes at a conversion rate of 23.7029 shares of common stock per $1,000 principal amount of the notes. Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC, which has voting and investment control over the securities beneficially owned by Vicis Capital Master Fund. Shad Stastney, John Succo and Sky Lucas disclaim individual ownership of the securities listed in the above table.
(7)	Nick Calamos, CIO of Calamos Advisors LLC, has voting and investment control over the securities owned by Calamos Investment Trust.
(8)	KBC Financial Products USA Inc. owns $3,651,000 of the Company’s 3.75% Convertible Senior Subordinated Notes due 2025, which are convertible into 86,539 shares of the Company’s common stock, assuming a conversion of all of the holder’s notes at a conversion rate of 23.7029 shares of common stock per $1,000 principal amount of the notes. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity. Keith Fordyce, Managing Director of KBC Financial Products USA Inc., has voting and investment control over the securities beneficially owned by KBC Financial Products USA Inc.

(9)	Eric Hage and Daniel Hage have shared voting and investment control over the securities owned by Mohican VCA Master Fund, Ltd.
(10)	Eric Hage of Mohican Financial Management, as portfolio manager of Absolute Strategies Fund, Forum Funds Trust, has voting and investment control over the securities owned by Absolute Strategies Fund, Forum Funds Trust.
(11)	Assumes that all other holders of notes or future transferees do not beneficially own any shares of our common stock other than the shares issuable upon conversion of the notes.

To the extent that any of the selling security holders identified above are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. KBC Financial Products USA Inc. has advised us that it is a broker-dealer. Accordingly, it is an underwriter within the meaning of the Securities Act.

MacKay Shields LLC has advised us that it is an affiliate of a broker-dealer. With respect to this selling security holder, we have been advised that it has acquired its notes and underlying common stock in the ordinary course of business and, at the time of the purchase of the notes and the underlying common stock, this selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute the notes or underlying common stock. To the extent that we become aware that this entity did not acquire its notes or underlying common stock in the ordinary course of business or did have such an agreement or understanding, we will file either a post-effective amendment to the registration statement of which this prospectus is a part or, to the extent permitted by SEC rules, supplement this prospectus pursuant to a prospectus supplement or report filed pursuant to the Exchange Act to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

Only selling security holders identified above who beneficially own the notes and the underlying shares of common stock set forth opposite each such selling security holder’s name in the foregoing table on the effective date of the registration statement of which this prospectus is a part may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of notes or underlying shares of common stock by any holder not identified above, the registration statement of which this prospectus is a part will be amended by a post-effective amendment or this prospectus will be supplemented to set forth the name of and aggregate amount of notes and shares of underlying common stock beneficially owned by the selling security holder intending to sell such notes or underlying common stock. The prospectus, as amended or supplemented, will also disclose whether any selling security holder selling notes or underlying shares of common stock in connection with such prospectus has held any position or office with, has been employed by or otherwise has had a material relationship with us or our affiliates or predecessors during the three years prior to the date of the prospectus, if such information has not already been disclosed herein.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the notes and the underlying common stock offered by this prospectus. The notes and the underlying common stock may be sold from time to time to purchasers:

•	directly by the selling security holders; or

•

through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the notes and the underlying common stock.

The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the underlying common stock by selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling security holders were deemed to be underwriters, the selling security holders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the underlying common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•

on any national securities exchange or quotation service on which the notes and underlying common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange in the case of the common stock;

•	in the over-the-counter-market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise, swaps or derivative transactions.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

In connection with the sales of the notes and the underlying common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers may in turn engage in short sales of the notes and the underlying common stock in the course of hedging their positions. The selling security holders may also sell the notes and the underlying common stock short and deliver notes and the underlying common stock to close out short positions, or loan or pledge notes and the underlying common stock to broker-dealers that, in turn, may sell the notes and the underlying common stock. Such sales may include purchases by a broker-dealer as principal and resale by the broker-dealer of its account, and broker-dealers may agree with the undersigned to sell a specified number of shares at a stipulated price per share.

To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling security holders. Selling security holders may decide not to sell all or a portion of the notes and the underlying common stock offered by them pursuant to this prospectus or may decide not to sell notes or the underlying common stock under this prospectus. In addition, any selling security holder may transfer, devise or give the notes and the underlying common stock by other means not described in this prospectus. Any notes or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

The aggregate proceeds to the selling security holders from the sale of the notes or the underlying common stock offered pursuant to this prospectus will be the purchase price of such securities less discounts and commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, reject, in whole or part, any proposed purchase of notes or common stock to be made directly or through their agents. We will not receive any of the proceeds from this offering.

Our common stock is listed on the New York Stock Exchange under the symbol “B.” We do not intend to apply for listing of the notes on any securities exchange. The notes originally issued in the private offering are eligible for trading on the PORTAL Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL Market. Accordingly, we cannot assure you that any liquidity or any trading market will develop in respect of the notes.

The selling security holders and any other persons participating in the distribution of the notes or underlying common stock will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling security holders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market-making activities with respect to the particular notes and underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability to engage in market-making activities with respect to the notes and the underlying common stock.

If required with respect to a particular offering of the notes and the underlying common stock, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. Information about successors to named selling security holders who wish to sell securities under this prospectus will be set forth in a prospectus supplement, a report filed pursuant to the Exchange Act or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part identifying such successors. To the extent that a form of prospectus filed pursuant to SEC Rule 424(b) does not include disclosure of omitted information regarding the terms of the offering, plan of distribution, or selling security holders because the omitted information has been included in periodic or current reports, we will file with the SEC a form of prospectus identifying the periodic or current reports that are incorporated by reference into the prospectus that is part of this registration statement.

Under the registration rights agreement entered into at the closing of the private offering of the notes on March 12, 2007, we agreed to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of when all of the registrable securities have been sold pursuant to the registration statement or pursuant to Rule 144 or the expiration of the holding period applicable to the notes and the shares of our common stock issued or issuable upon their conversion held by persons that are not our affiliates under Rule 144(k) under the Securities Act or any successor provision.

We are permitted to prohibit offers and sales of securities pursuant to this prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and other material events for a period not to exceed 60 days in the aggregate in any 90-day period or 90 days in the aggregate in any 360-day period. We also agreed to pay liquidated damages to certain holders of the notes and shares of common stock issuable upon conversion of the notes if the registration statement of which this prospectus is a part is not timely filed or made effective or if the prospectus is unavailable for periods in excess of those permitted. See “Description of Notes—Registration Rights.”

VALIDITY OF SECURITIES

The validity of the notes and the shares of our common stock issuable upon conversion of the notes is being passed upon for us by our special counsel, Nixon Peabody LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) as of December 31, 2006, incorporated in this offering memorandum by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference (which report contains an explanatory paragraph on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting due to the exclusion of Heinz Hänggi AG, Stanztechnik (Heinz Hänggi) and the KENT Division of Premier Farnell (KENT) because they were acquired by us in purchase business combinations during 2006).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

Documents may also be available on our website at www.barnesgroupinc.com. Information contained on our website does not constitute a part of this prospectus.